RECONSTITUTED SERVICING AGREEMENT

          THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of December, 2005 (the “Effective Date”), by and among THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation (“Thornburg” or the “Seller”), COUNTRYWIDE HOME LOANS, INC., as servicer (the “Servicer”), U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Trust Agreement defined below (the “Trustee”), on behalf of the Trust defined below and acknowledged by WELLS FARGO BANK, N.A., as master servicer (the “Master Servicer”), recites and provides as follows:

RECITALS

          WHEREAS, certain mortgage loans identified on Schedule I hereto (the “Mortgage Loans”) were purchased by the Seller and are currently being serviced by the Servicer pursuant to a Mortgage Loan Purchase and Servicing Agreement between the Seller and the Servicer, as seller, dated as of September 1, 2005 (the “Purchase and Servicing Agreement”), a copy of which is attached as Exhibit B hereto;

          WHEREAS, the Seller shall convey such Mortgage Loans to Structured Asset Mortgage Investments II, Inc., a Delaware special purpose corporation (“SAMI II”), which in turn has conveyed the Mortgage Loans to Thornburg Mortgage Securities Trust 2005-4 (the “Trust”) on the Effective Date, pursuant to a trust agreement dated as of December 1, 2005 (the “Trust Agreement”), among the Trustee, the Master Servicer, SAMI II, as seller (referred to herein as the “Depositor”), Wilmington Trust Company, as Delaware trustee, Wells Fargo Bank, N.A., as securities administrator and Thornburg.

          WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances as set forth herein, to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default by the Servicer under this Agreement;

          WHEREAS, the Seller and the Servicer desire that the provisions of the Purchase and Servicing Agreement shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a “Reconstitution Agreement” as defined under the Purchase and Servicing Agreement which shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Trust Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

          1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto, shall have the meanings ascribed to such terms in the Purchase and Servicing Agreement, unless otherwise modified herein.

           2. Trust Cut-off Date. The parties hereto acknowledge that by operation of Section 5.01 of the Purchase and Servicing Agreement, the remittance on January 18, 2006 to the Trust is to include principal due after December 1, 2005 (the “Trust Cut-off Date”) plus interest at the Mortgage Loan Remittance Rate due on the related Due Date exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date.

           3. Assignment and Assumption. From and after the Effective Date, the Trust agrees to be bound as “Purchaser” by all of the terms, covenant, obligations and conditions under the Purchase and Servicing Agreement, as modified herein, with respect to the Mortgage Loans other than with respect to any terms, covenants, obligations or conditions applicable to the “Purchaser” that arose prior to the Effective Date.

           4. Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Purchase and Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Purchase and Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full. The servicing fee for each Mortgage Loan shall range from 0.25% to 0.375% as set forth on the Mortgage Loan Schedule attached as Schedule I hereto.

           5. Master Servicing; Termination of Servicer. The Servicer shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee, which is acting on behalf of the Trust, the owner of the Mortgage Loans, shall have the same rights as the Purchaser under the Purchase and Servicing Agreement to enforce the obligations of the Servicer under the Purchase and Servicing Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon an Event of Default, as provided in Section 7.01 of the Purchase and Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Purchaser under the Purchase and Servicing Agreement; it being understood that the Trust shall remain primarily liable for all obligations of “Purchaser” pursuant to the Purchase and Servicing Agreement and this Agreement. The parties to the Trust Agreement agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement. All parties herein acknowledge and agree that the Servicer shall not be obligated to defend and indemnify and hold harmless the Master Servicer, the Trustee, the Trust and the Seller against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of the Servicer which were taken or omitted upon the instruction or direction of the Master Servicer or Trustee, as applicable, or (ii) the failure of the Master Servicer or the Trustee, as applicable, to perform the obligations of the Purchaser with respect to the Purchase and Servicing Agreement and this Agreement.

           6. Representations.

                (a) The Trust warrants and represents to, and covenants with, the Seller and the Servicer that as of the date hereof;

                     (i) The Trust is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and the Trust has all requisite power and authority to acquire and own the Mortgage Loans;

                     (ii) The Trust has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Trust’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Trust’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Trust is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Trust or its property is subject. The execution, delivery and performance by the Trust of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Trust. This Agreement has been duly executed and delivered by the Trust and, upon the due authorization, execution and delivery by the Trustee on behalf of the Trust, will constitute the valid and legally binding obligation of the Trust enforceable against the Trust in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

                     (iii) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Trust in connection with the execution, delivery or performance by the Trust of this Agreement, or the consummation by it of the transactions contemplated hereby.

                (b) The Servicer shall not be obligated or required to make any further representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates pursuant thereto. Notwithstanding anything to the contrary, the representations set forth in Section 3.02 of the Purchase and Servicing Agreement shall remain in full force and effect. Further, the representations made in Section 3.01 of the Purchase and Servicing Agreement shall be deemed to be made as of the date of this Agreement.

           7. Indemnification. The Trust shall indemnify the Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer may sustain in any way related to (a) actions or inactions of the Servicer which were taken or omitted upon the instruction or direction of the Trustee or Master Servicer, as applicable, or (b) the failure of the Trustee or the Master Servicer, as applicable, to perform the Trust’s or Trustee’s obligations under the Purchase and Servicing Agreement and this Agreement.

           8. Notices. All notices, consents, certificates and other communications required to be delivered between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trust, the Trustee or the Master Servicer, on behalf of the Trustee, shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent. All notices and other written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045-1951 Attention: Master Servicing Department, Thornburg 2005-4 Telephone: (410) 884-2000 Telecopier: (410) 715-2380

                    All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

Wells Fargo Bank, N.A. San Francisco, CA ABA# 121-000-248 Account Name: SAS Clearing Account No. 3970771416 FFC: 17209300; Thornburg 2005-4

                    All notices and other written information required to be delivered to the Trust or Trustee hereunder shall be delivered to the Trustee at the following address:

U.S. Bank National Association
U.S. Bank Corporate Trust Services
One Federal Street,
3rd Floor
Boston, MA 02110
Attention: Karen Beard, Thornburg 2005-4
Telephone: 617-603-6455
Facsimile: 617-603-6638

                     All notices and other written information required to be delivered to the Seller hereunder shall be delivered to it at the following address:

Thornburg Mortgage Home Loans, Inc. 150 Washington Avenue, Suite 302 Santa Fe, New Mexico 87501 Attention: Deborah Burns (Thornburg 2005-4) Telephone: (505) 954-5315 Facsimile: (505) 989-8156

                     All notices and written information required to be delivered to the Servicer hereunder shall be delivered to the Servicer at the following address:

Countrywide Home Loans, Inc. 4500 Park Granada Calabasas, California 91302 Attention: Mr. Michael W. Schloessmann, Vice President with copy to: General Counsel at same address

           9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES EXCEPT FOR SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WHICH SHALL APPLY HERETO.

           10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

           11. Reconstitution. The Seller and the Servicer agree that this Agreement is a “Reconstitution Agreement” as defined in the Purchase and Servicing Agreement.

           12. REMIC Status. The Servicer is hereby notified, and the Servicer hereby acknowledges such notice, that the Mortgage Loans will be held in a securitization pursuant to which a REMIC election will be made.

           13. Limitation of Liability: It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Trustee, not individually or personally but solely as the Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trustee are made and intended not as personal representations, undertakings and agreements by Trustee but are made and intended for the purpose of binding only the Trust and the Trust is bound to such representations, warranties, covenants, undertakings and agreements, (c) nothing herein contained shall be construed as creating any liability on Trustee, individually or personally, to perform any covenant either expressly or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Trustee be personally liable for payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by or on behalf of the Trust under this Agreement; provided, however, it is understood and acknowledged by the Trustee and the Trust that the Trust shall remain primarily liable for all obligations, representations, warranties, covenants, undertakings and agreements of “Purchaser” set forth in the Purchase and Servicing Agreement and this Agreement.

           Executed as of the day and year first above written.

THORNBURG MORTGAGE HOME LOANS, INC., as Seller By: /s/ Deborah J. Burns Deborah J. Burns Senior Vice President

COUNTRYWIDE HOME LOANS, INC., as Servicer By: /s/ Jordan Cohen Jordan Cohen Vice President

U.S. BANK NATIONAL ASSOCIATION, not individually but solely as Trustee on behalf of Thornburg Mortgage Securities Trust 2005-4– The Trust By: /s/ Karen Beard Name: Karen Beard Title: Vice President

Acknowledged By:

WELLS FARGO BANK, N.A.,
as Master Servicer

By: /s/ Amy Doyle
Name: Amy Doyle
Title:

EXHIBIT A

Modifications to the Purchase and Servicing Agreement

                    1. The provisions of the Purchase and Servicing Agreement shall be applicable to the Mortgage Loans, except as modified herein.

                    2. The definition of “Business Day” in Article 1 is hereby amended as follows:

Business Day: Any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the States of California, Delaware, New York, Maryland, Minnesota, Illinois, Texas or Iowa are authorized or obligated by law or executive order to be closed.

                    3. The definition of “Escrow Account” in Article 1 is hereby amended as follows:

Escrow Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “Countrywide Home Loans, Inc., as Servicer, in trust for the Trustee on behalf of Thornburg Mortgage Securities Trust 2005-4.

                    4.           The definition of “Qualified Substitute Mortgage Loan” in Article 1 is hereby amended by the addition of the following language at the end of the first sentence thereof:

and (vi) qualify as a Substitute Mortgage Loan under the Trust Agreement.

                     5. Section 4.04 (Establishment of Custodial Accounts; Deposits in Custodial Accounts) is hereby amended by replacing the phrase “in trust for Thornburg Mortgage Home Loans, Inc.” in the first paragraph with the phrase “ in trust for the Trustee on behalf of Thornburg Mortgage Securities Trust 2005-4.”

                     6. Section 4.05 (Permitted Withdrawals From the Custodial Account) is hereby amended by deleting clause (b) and replacing it with the following:

(b) to reimburse itself for each unreimbursed Monthly Advance provided, that with respect to any Mortgage Loan, Countrywide’s right to reimbursement shall be limited to the funds collected by Countrywide from the related Mortgagor or any other Person, including, but not limited to, Liquidation Proceeds and Condemnation Proceeds, and with respect to REO Property, funds received as rental or similar income. Countrywide’s right to reimbursement set forth in the preceding sentence shall be prior to the rights of the Trust; provided however, that in the event that Countrywide determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds with respect to such Mortgage Loan, Countrywide may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that Countrywide’s right thereto shall be prior to the rights of the Trust;

                     7. Section 4.06 (Establishment of Escrow Accounts; Deposits in Escrow Accounts) is hereby amended by deleting the language “in trust for Thornburg Mortgage Home Loans, Inc. and/or various mortgagors” in the first paragraph and replacing it with the phrase “in trust for the Trustee on behalf of Thornburg Mortgage Securities Trust 2005-4.”

                     8. Section 4.13 (Title, Management and Disposition of REO Property) is hereby amended by:

(i) deleting subsection (a) and replacing it with the following:

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trust.

(ii) adding the following paragraph as the second paragraph of subsection (a):

Notwithstanding anything to the contrary contained in this Section 4.13, in the event Countrywide has actual notice of, or has actual knowledge that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, Servicer shall not, on behalf of the Trustee and Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust or Trustee would be considered to hold title to, to be a “mortgagee-in-possession of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(a) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that it would be in the best economic interest of the Trust to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust to take such actions with respect to the affected Mortgaged Property.

Upon completion of the audit, Countrywide shall provide the Trustee and the Master Servicer with a copy of such audit. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, Countrywide shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, unless otherwise consented to by the Trustee on behalf of the Trust. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, Countrywide shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. The cost of the environmental audit report contemplated by this Section 4.13 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account or Escrow Account as provided in the Purchase and Servicing Agreement.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust; provided, however, that the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental audit repot, together with the Servicing Advances and Monthly Advances made by the Master Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account or Escrow Account as provided in the Purchase and Servicing Agreement.

(iii) by replacing the first paragraph of subsection (c) with the following:

Countrywide shall use its reasonable efforts to dispose of each REO Property as soon as possible and shall sell each REO Property in any event within three (3) years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) Countrywide determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property and Countrywide, at its expense, obtains an extension of time from the Internal Revenue Service to sell the REO Property or provides an opinion of counsel that the REMIC status is not affected if Countrywide has not disposed of the REO Property within such three (3) year period. If a period longer than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, Countrywide shall report monthly to the Master Servicer as to the progress being made in selling such REO Property.

                     9. Section 5.02 (Periodic Reports to the Purchaser) is hereby amended by adding the following paragraph at the end of (a):

Countrywide agrees to use the reporting formats attached hereto as Exhibit C or other reporting formats mutually agreed to by Countrywide and the Master Servicer.

                     10. New Section 8.16 (Termination of Rights and Obligations) is hereby added to read as follows:

All rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust pursuant to the Trust Agreement.

EXHIBIT B

Purchase and Servicing Agreement

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

          This Mortgage Loan Purchase and Servicing Agreement is made and entered into as of September 1, 2005 (the “Agreement”), between Countrywide Home Loans, Inc., having an address at 4500 Park Granada, Calabasas, California 91302 (“Countrywide”), and Thornburg Mortgage Home Loans, Inc., having an address at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501 (the “Purchaser”).

R E C I T A L S

           The Purchaser has agreed to purchase from Countrywide and Countrywide has agreed to sell to the Purchaser all of Countrywide’s right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Countrywide and the Purchaser. This Agreement is intended to set forth the terms and conditions by which Countrywide shall transfer and the Purchaser shall acquire such mortgage loans, and the terms pursuant to which Countrywide will service such Mortgage Loans.

           In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

           Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

        Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

           Agency: Either Fannie Mae or Freddie Mac.

           Agency Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans to Fannie Mae or to Freddie Mac, retaining Countrywide as “servicer” thereunder.

            ALTA: The American Land Title Association or any successor thereto.

           Agreement: This Mortgage Loan Purchase and Servicing Agreement, including all exhibits and supplements hereto, and all amendments hereof.

          Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal made in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property, whichever is less.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

           Bailee Letter: The form of Bailee Letter attached hereto as Exhibit C that governs the temporary retention of the Collateral Files by the Custodian with respect to a Closing Date.

            Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of California, New York, Texas, or Maryland are authorized or obligated by law or executive order to be closed.

           Cash Liquidation: Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all PMI Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise.

           Closing: The consummation of the sale and purchase of each Mortgage Loan Package.

           Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation and Purchase Confirmation.

           Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

           Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A hereto.

           Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

           Condemnation Proceeds: All awards or settlements in respect of a taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

           Conventional Mortgage Loan: A Mortgage Loan that is not insured by the FHA or guaranteed by the VA.

           Convertible Mortgage Loan: Any Adjustable Rate Mortgage Loan that contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note.

           Cooperative: A corporation that has been formed for the purpose of cooperative apartment ownership.

           Cooperative Assets: The Cooperative Shares, the related proprietary lease and any other collateral securing the Cooperative Loans.

           Cooperative Building: The building and other property owned by a Cooperative.

           Cooperative Loan: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets and which is being sold to the Purchaser pursuant to this Agreement, the Cooperative Loans so sold being identified in the Mortgage Loan Schedule.

           Cooperative Unit: A specific dwelling unit in a Cooperative Building as to which exclusive occupancy rights have been granted pursuant to a proprietary lease.

           Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

           Credit File: The file retained by Countrywide that includes the mortgage loan documents delineated in Exhibit E attached hereto pertaining to a Mortgage Loan which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

          Credit Risk Manager: The Purchaser.

           Custodial Account: The account or accounts created and maintained pursuant to Section 4.4, each of which shall be an Eligible Account.

           Custodian: LaSalle Bank, National Association, its successor in interest or assign, or such other custodian that may be designated by the Purchaser from time to time.

           Customary Servicing Procedures: The procedures, including collection procedures, and care that Countrywide customarily employs and exercises in servicing and administering mortgage loans for its own account and for Fannie Mae and in accordance with accepted mortgage servicing practices of prudent lending institutions.

           Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation and/or Purchase Confirmation.

           Cut-off Date Balance: The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal Prepayments received from the Mortgagor prior to the date on which the Mortgage Loan Schedule is prepared.

           Determination Date: The Business Day immediately preceding the related Remittance Date.

           Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

           Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

           Eligible Account: An account or accounts (i) (A) maintained with a depository institution the short term debt obligations of which are rated by Standard & Poor’s, a division of McGraw-Hill companies, in one of its two (2) highest rating categories at the time of any deposit therein, and (B) the deposits of which are insured up to the maximum permitted by the FDIC, or (ii) maintained with an institution and in a manner acceptable to Fannie Mae.

           Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.6, each of which shall be an Eligible Account.

           Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

           Event of Default: Any one of the conditions or circumstances enumerated in Section 7.1.

           FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

           Fannie Mae: The Federal National Mortgage Association or any successor organization.

           Fidelity Bond: A fidelity bond to be maintained by Countrywide pursuant to Section 4.12.

           Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

           Funding Deadline: With respect to each Closing Date, one o’clock p.m. (1:00 p.m.) New York time, or such other time mutually agreed to by the Purchaser and Countrywide.

           Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

           HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

           Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

           LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

           Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

           Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

           Liquidation Proceeds: Amounts, other than PMI Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

           Master Servicer: Wells Fargo Bank, N.A., its successor in interest, or such other master servicer that may be designated by the Purchaser, in writing, from time to time.

           MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

           MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

           MERS System: The electronic system of recording transfers of mortgages maintained by MERS.

           Monthly Advance: The advances made or required to be made by Countrywide on any Remittance Date pursuant to Section 5.3.

           Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

           Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first priority lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note or, in a jurisdiction in which the use of leasehold estates for residential properties is a widely accepted practice, a lien upon a leasehold estate of the Mortgagor, provided that the term of the leasehold expires at least five (5) years after the expiration of the term of the Mortgage.

           Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note.

           Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan’s inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Credit File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Government Insurance Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

           Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

           Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

           Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, which schedule shall include the information delineated in Exhibit D attached hereto with respect to each Mortgage Loan.

           Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

           Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note pursuant to the related Mortgage, and with respect to a Cooperative Loan, the Cooperative Assets.

           Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

           Mortgagor: The obligor on a Mortgage Note or a person who has executed a Mortgage.

           Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, Authorized Signatory or General Manager of the Company, and delivered to the Purchaser as required by this Agreement.

           Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

           Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures.

           Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly or privately traded, rated or unrated mortgage pass-through, pay-through or other mortgage-backed securities transaction retaining Countrywide as servicer or sub-servicer thereunder.

           Payment Adjustment Date: As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

           Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

           Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

           PMI Proceeds: Proceeds of any PMI Policy.

           Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the calendar month preceding the month of the related Remittance Date, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

           Preliminary Mortgage Loan Package: The mortgage loans identified or described in a Trade Confirmation, which, subject to the Purchaser’s due diligence as contemplated in Section 2.1, are intended to be sold under this Agreement as a Mortgage Loan Package.

           Preliminary Mortgage Loans: The mortgage loans constituting a Preliminary Mortgage Loan Package.

           Premium: With respect to any Mortgage Loan purchased above par, which is equal to the product of (a) the positive difference between (i) the Purchase Price Percentage and (ii) 100%, times (b) the Stated Principal Balance of such Mortgage Loan at time of repurchase.

           Premium Recapture Percentage: With respect to the repurchase of any Mortgage Loan to be repurchased above par, that percentage determined in accordance with the following:

If repurchase is requested during the Indicated month from the Closing Date:	Premium Recapture Percentage will be the following:

Months: 0-1, inclusive month 2 month 3 month 4 month 5 month 6 month 7 month 8 month 9 month 10 month 11 month 12 following month 12	100% of the Premium
91.67% of the Premium
83.34% of the Premium
75.01% of the Premium
66.68% of the Premium
58.35% of the Premium
50.02% of the Premium
41.69% of the Premium
33.36% of the Premium
25.03% of the Premium
16.7% of the Premium
8.37% of the Premium
0% of the Premium

           Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon (unless the Purchase Confirmation or the Trade Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

           Principal Prepayment Period: As to any Remittance Date, the calendar month preceding the month of distribution.

           Purchase Confirmation: A letter agreement, substantially in the form of Exhibit B hereto, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

           Purchase Proceeds: The amount paid on the related Closing Date by the Purchaser to Countrywide in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Trade Confirmation and Purchase Confirmation.

           Purchaser: The Person identified as the “Purchaser” in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to “Purchaser” as used herein shall be deemed to include any designee of the Purchaser.

           Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by Fannie Mae.

           Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide and distributed to the Purchaser on the Remittance Date following the substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.2 hereof; (v) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).

           Rating Agency: Any of Fitch, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, or their respective successors designated by the Purchaser.

           Reconstitution Agreements: The agreement or agreements entered into by the Purchaser, Countrywide, an Agency or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer, an Agency Transfer or a Whole Loan Transfer as set forth in Section 9.1. Such agreement or agreements shall provide for servicing compensation to Countrywide at least equal to the Servicing Fee due Countrywide in accordance with this Agreement.

           Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer pursuant to Section 9.1 hereof.

           REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

           REMIC Documents: The document or documents creating and governing the administration of a REMIC.

           REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and ruling or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

           Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

           REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 4.13.

           REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 4.13.

           Repurchase Price: With respect to any Mortgage Loan, a price equal to the sum of (a) the Stated Principal Balance of the Mortgage Loan at the time of repurchase, and (b) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, plus (c) the product of (i) the Premium, if applicable, and (ii) the Premium Recapture Percentage, if applicable, less amounts received or advanced in respect of such repurchased Mortgage Loan which amounts are being held in the Custodial Account for distribution in the month of repurchase, plus any advances made by the Purchaser.

           Segment(s): The subset(s) of Preliminary Mortgage Loans in a Preliminary Mortgage Loan Package identified in the related Trade Confirmation or Mortgage Loans in the Mortgage Loan Package identified in the related Purchase Confirmation, that has unique characteristics and thus may be referred to separate and apart from other Preliminary Mortgage Loans or Mortgage Loans, respectively. References to a Segment(s) shall typically be accompanied by an additional identifier, i.e., Segment A, which shall also be identified in the related Trade Confirmation or Purchase Confirmation, as applicable.

           Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) with respect to Government Mortgage Loans, amounts advanced to the Purchaser for which Countrywide may be entitled to receive reimbursement from a government agency and (v) compliance with the obligations under this Agreement including Section 4.9.

           Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

           Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation and/or the Purchase Confirmation.

           Servicing Officer: Any officer of Countrywide involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to Purchaser upon request, as such list may from time to time be amended.

           Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

           Trade Confirmation: A letter agreement executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

           Transaction Documents: The Trade Confirmation, the Purchase Confirmation and this Agreement.

           Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

           VA: The Department of Veterans Affairs.

           Whole Loan Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans in a whole loan format.

ARTICLE II

PRE-CLOSING AND CLOSING PROCEDURES

           Section 2.1. Due Diligence by the Purchaser.

         (a)     Review of Credit File. At least ten (10) Business Days prior to the Closing Date, or as otherwise contemplated in the Transaction Documents, Countrywide shall make available to the Purchaser the Credit File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package. The Purchaser shall have the right to review the Credit File for each such Preliminary Mortgage Loan, at Countrywide’s offices or such other location agreed upon by the Purchaser and Countrywide, for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents, which determination shall be made in the Purchaser’s reasonable and good faith discretion. In the event that the Purchaser rejects any Preliminary Mortgage Loan based on such review, Countrywide shall have the right, in its sole discretion, to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and the Purchaser shall have the right to review any such replacement Preliminary Mortgage Loan(s) in the manner contemplated above. The Purchaser shall use its reasonable best efforts to conduct its due diligence, and to convey the results thereof to Countrywide, within the time and in the manner necessary to permit Countrywide to rebut or cure any Preliminary Mortgage Loan or to substitute replacement Preliminary Mortgage Loans as permitted herein. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Credit File shall not affect the Purchaser’s right to demand repurchase or to avail itself of any other remedy available hereunder.

         (b)     Rejection of Preliminary Mortgage Loans. Without limiting the generality of the foregoing, in the event that the Purchaser rejects Preliminary Mortgage Loans (i) comprising more than ten percent (10%) of the related Preliminary Mortgage Loan Package (as measured by unpaid principal balance), unless the Purchase Confirmation or the Trade Confirmation provides otherwise, or (ii) for reasons other than as permitted under this Agreement or the Trade Confirmation, Countrywide may, in its sole discretion, rescind its offer to sell any of the Preliminary Mortgage Loans relating thereto to the Purchaser and Countrywide shall have no liability therefor.

           Section 2.2. Identification of Mortgage Loan Package. At least three (3) Business Days prior to the Closing Date, the Purchaser shall identify those Preliminary Mortgage Loans that the Purchaser intends to be included in the Mortgage Loan Package.

           Section 2.3. Post-Closing Due Diligence. In the event that the Purchaser fails to complete its due diligence, as contemplated in Section 2.1, with respect to any Preliminary Mortgage Loan, the Purchaser and Countrywide may nonetheless mutually agree to the purchase and sale of such Mortgage Loan as contemplated hereunder, and upon such mutual agreement, if the Purchaser provides notice to Countrywide of such Mortgage Loan and such Mortgage Loan is identified as such in the Purchase Confirmation (as used therein, the “Pending Mortgage Loans”), the Purchaser shall have the right to review the related Credit File for such Mortgage Loan within ten (10) Business Days after the Closing Date and, based on such review and within such ten (10) Business Days period, request that Countrywide repurchase any Pending Mortgage Loan that the Purchaser reasonably and in good faith contends does not conform in all material respects to the applicable terms of the Transaction Documents. Countrywide shall have ten (10) Business Days from the date of its receipt of such request to either (a) repurchase such Mortgage Loan at the purchase price for such Mortgage Loan (as calculated under the related Transaction Documents, as applicable) plus accrued and unpaid interest, or (b) provide evidence reasonably satisfactory to the Purchaser that such Mortgage Loan does in fact conform to the terms of the Transaction Documents, as applicable. In the event that Countrywide must repurchase any Mortgage Loan in accordance with this Section 2.3 or pursuant to any other applicable term contained in the Transaction Documents, Countrywide may, at its option, substitute replacement Mortgage Loans conforming in all material respects to the applicable terms contained in the related Transaction Documents which is reasonably acceptable to the Purchaser. The rights and remedies set forth in this Section 2.3 are in addition to those set forth in Section 3.3.

           In the event a Mortgage Loan has been paid in full as of the related Closing Date, within five (5) Business Days of notification of such pay-off by the Purchaser to Countrywide, Countrywide shall reimburse the Purchaser the product of (a) the positive difference, if any, between the purchase price percentage for such Mortgage Loan and par, and (b) the Stated Principal Balance of such Mortgage Loan as of the Cut-off Date.

           Section 2.4. Credit Document Deficiencies Identified During Due Diligence. If, with respect to a Mortgage Loan Package, the related Purchase Confirmation identifies any Mortgage Loan for which the related Credit File is missing material documentation (as used therein, the “Missing Credit Documents”), Countrywide agrees to procure each such Missing Credit Document within sixty (60) days following the related Closing Date. In the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, in either case directly arising from the failure of Countrywide to deliver the Missing Credit Document within the time specified above, Countrywide shall indemnify the Purchaser to the extent of such loss relating thereto.

          Section 2.5. Delivery of Collateral Files.

            (a)     Bailee Letter. Countrywide shall, unless agreed otherwise by the parties hereto, on or before the fifth (5th) Business Day prior to the related Closing Date, deliver and release to the Custodian the Collateral File for each Mortgage Loan in the Mortgage Loan Package and shall execute, and cause the Custodian to execute, the Bailee Letter. The Purchaser shall pay all fees and expenses of the Custodian. Countrywide shall sort the documents delivered to the Custodian by each Mortgage Loan.

         (b)     Missing Collateral Documents. In the event that any of the original Collateral Documents set forth in clauses (4) through (6), (8) and (9) of Exhibit A hereto have not been delivered to the Custodian (each, a “Missing Collateral Document”), then Countrywide shall have (i) with respect to any Missing Collateral Document sent for recording, twelve (12) months from the related Closing Date, or (ii) with respect to all other Missing Collateral Documents, one-hundred twenty (120) days from the Closing Date, to deliver to the Purchaser such Missing Collateral Documents. Notwithstanding the foregoing, Countrywide shall not be deemed to be in breach of this Agreement if its failure to deliver to the Purchaser any Missing Collateral Document within the time specified above is due solely to (i) the failure of the applicable recorder’s office to return a Missing Collateral Document that was sent for recording or (ii) the failure of the title insurer to issue and deliver the original mortgagee title policy, except where such refusal to issue the policy is based on a claim that the title insurer is under no obligation to issue such policy. In addition, within one hundred twenty (120) days after the subject Closing Date, Countrywide shall deliver to the Purchaser a certificate certifying that, subject to any exceptions as shall be specified therein, all such original documents, with evidence of recording thereon, have been so delivered.

           (c)     Other Documents. Countrywide shall forward to the Purchaser in a timely manner any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement upon execution and, if applicable, recordation thereof; provided however, Countrywide shall provide the Purchaser with a certified true copy of any such document submitted for recordation.

           Section 2.6. Purchase Confirmation. Upon confirmation with the Purchaser of a Mortgage Loan Package, Countrywide shall prepare and deliver to the Purchaser for execution the related Purchase Confirmation which shall be reasonably acceptable to the Purchaser, executed by an authorized signatory of Countrywide.

           Section 2.7. Closing. The Closing of each Mortgage Loan Package shall take place on the related Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

           (a)      All of the representations and warranties of Countrywide under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

           (b)      All of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

           (c)      Both parties shall have executed the related Purchase Confirmation and Bailee Letter;

           (d)      The Purchaser shall have received an Officer’s Certificate addressed to the Purchaser dated as of the Closing Date, substantially in the form of Exhibit G hereto;

           (e)      The Purchaser shall have received from Countrywide an executed Servicing Control Notice in the form of Exhibit F hereto; and

           (f)      The parties shall have executed and/or delivered, as applicable, all other documents required to be executed and/or delivered pursuant to the Transaction Documents.

           Section 2.8. Payment of the Purchase Proceeds. Subject to the conditions set forth in Section 2.7, and in consideration for the Mortgage Loan Package to be purchased by the Purchaser on the related Closing Date, the Purchaser shall pay to Countrywide on such Closing Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Countrywide on or before the Funding Deadline.

           Section 2.9. Entitlement to Payments on the Mortgage Loans. With respect to any Mortgage Loan purchased hereunder, the Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off Date; (b) all other recoveries of principal collected after the related Cut-off Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related Cut-off Date; and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date).

           Section 2.10. Payment of Costs and Expenses. The Purchaser and Countrywide shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses. Without limiting the generality of the foregoing, any costs and expenses incurred in connection with recording the Assignment of Mortgage or any subsequent assignment thereof shall be paid for by the Purchaser.

           Section 2.11. MERS Mortgage Loans and the MERS System.

           (a)      Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by Countrywide pursuant to this Agreement, Countrywide shall cause, within five (5) Business Days of the related Closing Date, the registration of such MERS Mortgage Loan to be changed on the MERS System to reflect the Purchaser as the beneficial owner of such MERS Mortgage Loan pursuant to the Purchaser’s instructions. The foregoing obligation of Countrywide shall be in lieu of Countrywide delivering to the Purchaser an Assignment of Mortgage for such MERS Mortgage Loan. With respect to the Mortgage and intervening assignments related to any MERS Mortgage Loan, Countrywide shall, in accordance with Section 2.5, provide the Purchaser with the original Mortgage with the MIN number and evidence of registration with MERS and, as applicable, the originals of all intervening assignments of the Mortgage, including the Assignment to MERS with the MIN number, with evidence of recording thereon prior to the registration of the Mortgage Loan with the MERS System. To reflect the transfer properly, the beneficial rights will be transferred and reflect Purchaser’s MERS org ID of 1000586. Also, the custodian field should be populated with the Custodian’s MERS org ID of 1000567.

           (b)       In connection with the MERS System, Countrywide is hereby authorized and empowered, in its own name, to register, or change the registration of any MERS Mortgage Loan to effectuate such registration. Further, subject to the Purchaser’s prior consent, Countrywide is authorized to cause the removal of any MERS Mortgage Loan from such registration, and to execute and deliver on behalf of itself and the Purchaser, any and all instruments of assignment and comparable instruments with respect to any registration and/or removal of such MERS Mortgage Loan on or from the MERS System.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES FOR BREACH

           Section 3.1. Representations and Warranties Respecting Countrywide. Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

           (a)      Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

           (b)      Due Authority. Countrywide has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to sell each Mortgage Loan;

           (c)      No Conflict. Neither the acquisition or origination of the Mortgage Loans by Countrywide, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide’s certificate of incorporation or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

           (d)      Approved Seller. Countrywide is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD, with facilities, procedures, and personnel necessary for the servicing of mortgage loans. No event has occurred, including without limitation, a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements;

           (e)      No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the sale of the Mortgage Loans to the Purchaser, the ability of Countrywide to service the Mortgage Loans hereunder in accordance with the terms hereof, or Countrywide’s ability to perform its obligations under this Agreement;

           (f)      No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

           (g)      No Untrue Statements. Neither this Agreement nor any Transaction Document, nor any statement therein contains any untrue statement of fact or omits to state a fact necessary to make the statements contained herein or therein not misleading. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Countrywide, pursuant to this Agreement, are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

           (h)      Performance. Countrywide does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement and each Transaction Document. Countrywide is solvent, and the sale of the Mortgage Loans will not cause Countrywide to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Countrywide’s creditors;

           (i)      Servicing Fee. Countrywide acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by Countrywide, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement; and

           (j)      Financial Statements. All consolidated financial statements pertaining to Countrywide’s last three complete fiscal years, from the date of this Agreement, fairly present the pertinent results of operations and changes in consolidated financial position for each of such periods and the consolidated financial position at the end of each such period.

           Section 3.2. Representations and Warranties Regarding Individual Mortgage Loans. With respect to each Mortgage Loan (unless otherwise specified below), Countrywide represents and warrants to the Purchaser as of the related Closing Date that:

           (a)      Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule, Credit File, and the Purchase Confirmation is complete, true and correct in all material respects; provided, however, with respect to any mortgagor’s debt to income ratio information provided to Countrywide, such information is complete, true and correct to the best of Countrywide’s knowledge after reasonable inquiry;

           (b)      No Delinquencies or Advances. All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of thirty (30) days or more in any payment by the Mortgagor thereunder during the last twelve (12) months; the Mortgagor has made at least one Monthly Payment on the related Mortgage Note;

           (c)      Taxes, Assessments, Insurance Premiums and Other Charges. There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

           (d)      No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

           (e)      No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

           (f)      Hazard and Flood Insurance. All buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of Fannie Mae is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefor from the Mortgagor; Countrywide has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, or enforceability thereof;

           (g)      Compliance with Applicable Law. Each Mortgage Loan complies in all material respects with applicable state and federal laws including, without limitation, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loan;

           (h)      No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

           (i)      Enforceability of Mortgage Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws. All parties to the Mortgage Note and the related Mortgage had legal capacity to execute such documents, and the Mortgage Note and the related Mortgage have been duly and properly executed;

           (j)      Validity of Mortgage. The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, subject only to (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property; and (iii) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs, and de minimus PUDs) or by a leasehold for a term of at least five (5) years longer than the term of the related Mortgage;

           (k)      Disbursements of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

           (l)      Sole Owner. Countrywide is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related Mortgage Loan Schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement;

           (m)      Title Insurance. Each Mortgage Loan secured by a first priority Mortgage is covered by an ALTA or equivalent lender’s title insurance policy acceptable to Fannie Mae, issued by a title insurer acceptable to Fannie Mae and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.2(j)(i), (ii) and (iii) above) Countrywide, its successors and assigns as to the first priority lien of the Mortgage, as applicable. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Countrywide is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

           (n)      No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration. To the best of Countrywide’s knowledge, no litigation affecting a Mortgage Loan is pending; provided however, if there is pending litigation affecting the value of a Mortgage Loan, regardless of Countrywide’s lack of knowledge, Countrywide shall repurchase such Mortgage Loan;

           (o)      No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

           (p)      Origination, Servicing, and Collection Practices. Each Mortgage Loan was originated by a credit union, a savings and loan association, a savings bank, a commercial bank, or a similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD, pursuant to Sections 203 and 211 of the National Housing Act. The origination, servicing, and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

           (q)      No Condemnation or Damage. To the best of Countrywide’s knowledge, the Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof. There is no action or proceeding directly involving any Mortgaged Property of which Countrywide is aware in which compliance with any environmental law, rule, or regulation is an issue;

           (r)      Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. The Mortgage contains customary and enforceable provisions for the acceleration of the principal balance of such Mortgage Loan in the event the related Mortgaged Property is sold or otherwise transferred without the prior consent of the Mortgagee. There is no homestead or other exemption available to the Mortgagor which would interfere with the Mortgagee’s right to sell the Mortgaged Property at a trustee’s sale, or the right to foreclose the Mortgage;

           (s)      Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

           (t)      Appraisal. The Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of Fannie Mae for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to Fannie Mae, with such riders as are acceptable to such Agency. The appraisal report and the appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989, and the regulations promulgated thereunder and in effect on the date the Mortgage Loan was originated;

           (u)      Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

           (v)      Private Mortgage Insurance. No Mortgage Loan has a LTV in excess of ninety-five percent (95%). Each Conventional Mortgage Loan with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan over seventy-five percent (75%) of the Appraised Value of the related Mortgaged Property, or as otherwise required by law. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The PMI Policy is issued by an insurer licensed to do business in the state in which such Mortgaged Property is located and is acceptable to Fannie Mae. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith;

           (w)      Lawfully Occupied. To the best of Countrywide’s knowledge, the Mortgaged Property is lawfully occupied under applicable law. To the best of Countrywide’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities. To the best of Countrywide’s knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property were completed at the time that such Mortgage Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property;

           (x)      Assignment of Mortgage. Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

           (y)      Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

           (z)      Form of Mortgage Note and Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae;

           (aa)      Mortgaged Property. The Mortgaged Property consists of a parcel of real property upon which is erected a one to four-family dwelling, or an individual condominium unit in a low-rise condominium or an individual unit in a planned unit development, provided however, that any condominium unit or planned unit development shall conform with the applicable Agency requirements regarding such dwellings;

           (bb)      Servicemembers Civil Relief Act. The Mortgagor has not notified Countrywide, and Countrywide has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

           (cc)      No Bankruptcy. No Mortgage Loan is subject to any pending bankruptcy, insolvency, or reorganization;

           (dd)      Primary Residence. At origination, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

           (ee)      Tax Service. Each Mortgage Loan is covered by a valid transferable tax service contract;

           (ff)      No Fraud. There has been no fraud that has been committed by Countrywide in connection with the origination of the Mortgage Loans and, to the best of Countrywide’s knowledge, no such fraud was committed on the part of the Mortgagor, any mortgagee, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in connection with the sale of such Mortgage Loan;

           (gg)      Cooperative Loan. With respect to each Cooperative Loan (i) there is no provision in the related proprietary lease which requires the Mortgagor to offer for sale the shares owned by such Mortgagor first to the Cooperative for a price less than the outstanding amount of the Cooperative Loan, and (ii) there is no prohibition in the related proprietary lease against pledging such shares or assigning the proprietary lease that has been violated in connection with the origination of the Cooperative Loan;

           (hh)      Flood Insurance for Cooperative. With respect to each Cooperative Loan, as of the closing of such Cooperative Loan, the Company obtained evidence that, if the Cooperative Building is in a federally designated flood area, a flood insurance policy has been obtained in an amount equal to at least that required by applicable law, which insurance the Cooperative is obligated to maintain at the Cooperative’s cost and expense;

           (ii)      Cooperative Status. With respect to each Cooperative Loan, such Cooperative Loan is secured by shares held by a “tenant-stockholder” of a corporation that qualifies as a “cooperative housing corporation” as such terms are defined in Section 216(b)(1) of the Code, as amended, and to the best of the Countrywide’s knowledge, no Cooperative is subject to proceedings which would, if adversely determined, result in such Cooperative losing its status as a “cooperative housing corporation” under Section 216(b)(1) of the Code, as amended; and

           (jj)      Cooperative Lien. With respect to each Cooperative Loan, the related Mortgage and Uniform Commercial Code Financing Statement creates a first-priority security interest in the stock in the Cooperative and the related proprietary lease of the related Cooperative Unit which were pledged to secure such Cooperative Loan, and the Cooperative owns the Cooperative Building as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae;

           (kk)      Predatory Lending Regulations; High Cost Loans. The Mortgage Loan is not (a) subject 12 CFR Part 226.32 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, (b) a “High Cost Loan” or “Covered Loan” as applicable, as such terms aredefined in the current Standard & Poor’s LEVELS® Glossary in effect on the related Closing Date, which is now Version 5.6c Revised, Appendix E, or (c) defined as a “high cost loan” or similarly defined loan under any other state, federal or local law related to anti-predatory and abusive lending; and

           (ll)      Credit Reports. With respect to each Mortgage Loan, Countrywide has furnished information on the related borrower credit files on a monthly basis to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations.

           Section 3.3. Remedies for Breach of Representations and Warranties.

           (a)      Notice of Breach. The representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Collateral Documents or Credit File. Upon discovery by either Countrywide or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

           (b)      Cure. Within ninety (90) days from the earlier of either discovery by or notice to Countrywide of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, Countrywide shall use its best efforts to cure such breach in all material respects, and, if such breach cannot be cured, Countrywide shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.1 and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to Countrywide of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by Countrywide at the Repurchase Price.

           (c)      Repurchase. If the breach shall involve a representation or warranty set forth in Section 3.2, Countrywide may, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans reasonably acceptable to the Purchaser. If Countrywide has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.3 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution. At the time of repurchase or substitution, the Purchaser and Countrywide shall arrange for the reassignment of such Mortgage Loan and release of the related Collateral File to Countrywide and the delivery to Countrywide of any documents held by the Purchaser or its designee relating to such Mortgage Loan. In the event Countrywide determines to substitute a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall, simultaneously with such reassignment, give written notice to the Purchaser that substitution has taken place and identify the Qualified Substitute Mortgage Loan(s). In connection with any such substitution, Countrywide shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. Countrywide shall effect such substitution by delivering to the Purchaser the Collateral Documents for such Qualified Substitute Mortgage Loan(s). Countrywide shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Countrywide. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any substituted Mortgage Loan in the month of substitution, and Countrywide shall thereafter be entitled to retain all amounts subsequently received by Countrywide in respect of such substituted Mortgage Loan.

           For any month in which Countrywide substitutes a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all substituted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by Countrywide in the month of substitution pursuant to Section 5.1. Accordingly, on the date of such substitution, Countrywide shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

           Countrywide shall pay all costs and expenses incurred in connection with the repurchase of or substitution with a Qualified Substitute Mortgage Loan, or cure of a breach or a representation or warranty.

           (d)      Indemnification. In addition to its cure, repurchase and substitution obligations, Countrywide shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach of Countrywide’s representations and warranties contained in Sections 3.1 and 3.2 that materially and adversely affects the value of one or more of the Mortgage Loans. The obligations of Countrywide set forth in this Section 3.3 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.3 constitute the sole remedies of the Purchaser with respect to a breach of the foregoing representations and warranties.

           (e)      Accrual of Cause of Action. Any cause of action against Countrywide relating to or arising out of the breach of any representations and warranties made in Sections 3.1 or 3.2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by Countrywide to the Purchaser, (ii) failure by Countrywide to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Countrywide by the Purchaser for compliance with the relevant provisions of this Agreement.

           Section 3.4. Repurchase of Convertible Mortgage Loans. In the event a Mortgagor exercises the option to convert a Convertible Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note, Countrywide shall repurchase such Convertible Mortgage Loan within thirty (30) days of such conversion taking effect at a price equal to one hundred percent (100%) of the unpaid principal balance of such Convertible Mortgage Loan at the time of such conversion plus accrued interest thereon through the last day of the month of repurchase at the Mortgage Loan Remittance Rate; provided, however, no interest shall be due and payable if a Convertible Mortgage Loan is repurchased on the first day of a month. Any repurchase of a Convertible Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.4 shall be accomplished by deposit in the Custodial Account of the amount of said repurchase price for distribution to the Purchaser on the next scheduled Remittance Date.

           Section 3.5. Representations and Warranties Respecting the Purchaser. The Purchaser represents, warrants and covenants to Countrywide that, as of each Closing Date:

           (a)      Organization and Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification;

           (b)      Due Authority. The Purchaser has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement; the Purchaser has the full power and authority to purchase and hold each Mortgage Loan;

           (c)      No Conflict. Neither the acquisition of the Mortgage Loans by the Purchaser pursuant to this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s charter or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

           (d)      No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to the Purchaser’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans by the Purchaser hereunder, or the Purchaser’s ability to perform its obligations under this Agreement; and

           (e)      No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement (including, but not limited to, any approval from HUD), or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

           Section 3.6. Indemnification by the Purchaser. The Purchaser shall indemnify Countrywide and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Purchaser’s representations and warranties contained in Section 3.5 above.

           Section 3.7. Early Payment Default. In addition to, but not in limitation of, Countrywide’s repurchase obligations set forth in Section 3.3, Countrywide shall repurchase, at the Repurchase Price, any Mortgage Loan sold to the Purchaser pursuant to this Agreement within twenty (20) Business Days of receipt of written notice from the Purchaser if, with respect to the first Due Date for a Mortgage Loan subsequent to the related Cut-Off Date, a Mortgagor fails to make the first payment due under the terms of the Mortgage Note and Mortgage within thirty (30) days of such Due Date.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

           Section 4.1. Countrywide to Act as Servicer. Countrywide, as independent contract servicer, shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Countrywide may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Countrywide shall employ procedures in accordance with the Customary Servicing Procedures.

           In accordance with the terms of this Agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that Countrywide shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI Policy, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the Purchaser’s consent. Countrywide may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and eighty (180) days if the Mortgagor is in default or Countrywide determines in its reasonable discretion, that default is imminent and if Countrywide determines that granting such forbearance or suspension is in the best interest of the Purchaser. If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month’s principal and one (1) month’s interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 5.3. Without limiting the generality of the foregoing, Countrywide shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Countrywide, the Purchaser shall furnish Countrywide with any powers of attorney and other documents necessary or appropriate to enable Countrywide to carry out its servicing and administrative duties under this Agreement.

           If requested by the Credit Risk Manager, Countrywide, during its normal business hours, will respond to reasonable inquiries, transmitted by the Credit Risk Manager in connection with any Mortgage Loan that is at least thirty (30) days delinquent, an REO Property, or a Liquidated Loan; provided however, Countrywide shall only provide information that is readily accessible and available to Countrywide.

           Section 4.2. Collection of Mortgage Loan Payments. Countrywide shall make reasonable efforts, in accordance with the Customary Servicing Procedures, to collect all payments due under each Mortgage Loan to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related PMI Policy, and applicable law.

           Section 4.3. Realization Upon Defaulted Mortgage Loans.

           (a)      Foreclosure. Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Countrywide shall notify the Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement, and as otherwise requested by the Purchaser. Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

           If any Mortgage Loan is more than forty-five (45) days delinquent in payment, Countrywide shall inspect the related Mortgaged Property within not more than thirty (30) days after such Mortgage Loan has become so delinquent.

           Section 4.4. Establishment of Custodial Accounts; Deposits in Custodial Accounts. Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Countrywide in trust for Thornburg Mortgage Home Loans, Inc.”. Countrywide shall provide the Purchaser with written evidence of the creation of such Custodial Account(s) upon the request of the Purchaser in a form attached hereto as Exhibit H.

           Countrywide shall deposit in the Custodial Account within two (2) Business Days, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

           (a)      all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

           (b)      all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

           (c)      all proceeds from a Cash Liquidation;

           (d)      all PMI Proceeds and Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 4.8, 4.10 and 4.11, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures, the loan documents or applicable law;

           (e)      all Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with Customary Servicing Procedures, the loan documents or applicable law;

           (f)      all Monthly Advances;

           (g)      all proceeds of any Mortgage Loan repurchased in accordance with Section 3.3 or 3.4, and any amount required to be deposited by Countrywide in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the repurchased Mortgage Loans as required pursuant to Section 3.3;

           (h)      any amounts required to be deposited by Countrywide pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Countrywide’s own funds, without reimbursement therefor);

           (i)      the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Countrywide’s own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of (a) one-twelfth of the product of (i) 0.25% and (ii) the Stated Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans); and

           (j)      any amounts required to be deposited by Countrywide in connection with any REO Property pursuant to Section 4.13;

           (k)      principal prepayment penalties, if any and if applicable pursuant to the Purchase Confirmation or the Trade Confirmation; and

           (l)      any other amounts required to be deposited by Countrywide pursuant to the terms of this Agreement.

           The foregoing requirements for deposit in the Custodial Account are exclusive. The Purchaser understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties and assumption fees (to the extent permitted by Section 4.16) need not be deposited by Countrywide in the Custodial Account. Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Countrywide and Countrywide shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.5(d).

           Section 4.5. Permitted Withdrawals From the Custodial Account. Countrywide may, from time to time, withdraw funds from the Custodial Account for the following purposes:

           (a)      to make payments to the Purchaser in the amounts and in the manner provided for in Sections 5.1 and 5.3;

           (b)      to reimburse itself for Monthly Advances (Countrywide’s reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan (or to amounts received on the Mortgage Loans as a whole if the Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers’ and Sailors’ Civil Relief Act of 1940) which represent Late Collections, net of the related Servicing Fee, if applicable. Countrywide’s right to reimbursement hereunder shall be prior to the rights of the Purchaser, except that, where Countrywide is required to repurchase a Mortgage Loan pursuant to Section 3.3 or 3.4, Countrywide’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans. Notwithstanding the foregoing, Countrywide may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser);

           (c)      to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Countrywide’s reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, and Other Insurance Proceeds; provided, however, that Countrywide may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser;

           (d)      to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee, if applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan;

           (e)      to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.3 or 3.4, all amounts received but not distributed as of the date on which the related Repurchase Price is determined;

           (f)      to reimburse itself for any amounts deposited in the Custodial Account in error; and

           (g)      to clear and terminate the Custodial Account upon the termination of this Agreement.

           Section 4.6. Establishment of Escrow Accounts; Deposits in Escrow Accounts. Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts, and shall be titled “Countrywide in trust for Thornburg Mortgage Home Loans, Inc. and/or various mortgagors.” Countrywide shall provide the Purchaser with written evidence of the creation of such Escrow Account(s) upon the request of the Purchaser in a form attached hereto as Exhibit H.

           Countrywide shall deposit in the Escrow Account(s) within two (2) Business Days, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property. Countrywide shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section 4.7. Countrywide shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor. Countrywide shall pay, from its own funds, Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

           Section 4.7. Permitted Withdrawals From Escrow Account. Countrywide may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, PMI Policy premiums, if applicable, and comparable items; (b) to reimburse Countrywide for any Servicing Advance made by Countrywide with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Countrywide, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or (h) to clear and terminate the Escrow Account on the termination of this Agreement.

           Section 4.8. Transfer of Accounts. Countrywide may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall at all times be Eligible Accounts. Countrywide shall provide the Purchaser with written evidence of the transfer of such Custodial Account or Escrow Account upon the request of the Purchaser in a form attached hereto as Exhibit H, as applicable.

           Section 4.9. Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder. With respect to each Mortgage Loan, Countrywide shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property; (b) primary mortgage insurance premiums; and (c) fire and hazard insurance premiums. Countrywide shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Countrywide in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide shall determine that any such payments are made by the Mortgagor at the time they first become due. Countrywide assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

           Countrywide will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.2(v), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%, unless otherwise required by applicable law. Countrywide will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by Fannie Mae. Countrywide shall not take any action that would result in non-coverage under any applicable PMI Policy of any loss that, but for the actions of Countrywide, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.16, Countrywide shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, Countrywide shall obtain a replacement PMI Policy as provided above. Countrywide will, as applicable and necessary, prepare and present, on behalf of itself and the Purchaser, claims under any PMI Policy in accordance with the terms thereof.

           Unless otherwise provided in the related Purchase Confirmation, no Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, as applicable (excluding such exception, the “Credit Enhancement”), and Countrywide shall not be required to take into consideration the existence of any such Credit Enhancement for the purposes of performing its servicing obligations hereunder, unless such Credit Enhancement is provided for in the related Purchase Confirmation and then to the extent set forth therein. If the Purchaser shall at any time after the related Closing Date notify Countrywide in writing of its desire to obtain any such Credit Enhancement, the Purchaser and Countrywide shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.

           Section 4.10. Maintenance of Hazard Insurance. Countrywide shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and (ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer, provided however, that Countrywide shall not require fire and hazard insurance in an amount in excess of that permitted by applicable law. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a generally acceptable insurance carrier and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) the maximum insurable value of the improvements securing such Mortgage Loan; or (z) the maximum amount of insurance which is available under the National Flood Insurance Reform Act of 1994. Countrywide shall also maintain on REO Property, (1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above. Countrywide shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with Customary Servicing Procedures. The Purchaser understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Countrywide or Mortgagor. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Countrywide, its successors and/or assigns, and shall provide for at least thirty (30) days prior written notice to Countrywide of any cancellation, reduction in the amount of coverage or material change in coverage. Countrywide shall not interfere with the Mortgagor’s freedom of choice in selecting either the insurance carrier or agent; provided, however, that Countrywide shall only accept insurance policies from insurance companies acceptable to Fannie Mae and licensed to do business in the state wherein the property subject to the policy is located.

           Countrywide shall promptly notify the Purchaser of any loss or damage by fire, or from any other cause, to the Property that results in a claim for $10,000 or more, and will not make any agreement with respect to the rehabilitation of the Mortgaged Property without the written consent of the Purchaser. Countrywide’s notification may include a recommendation as to the proposed nature and cost of repairs. If necessary, Countrywide shall notify the insured under the applicable policy and the insurer under any applicable PMI Policy, and shall determine that all required inspections have been made and that the necessary determinations of the adequacy of the proposed repairs be obtained before repair work commences. Countrywide shall send the Purchaser, to the extent available, copies of all inspection reports and other reports with respect thereto, any of which may be in an electronic format.

           Section 4.11. Maintenance of Mortgage Impairment Insurance. If Countrywide obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans issued by an issuer that has a Best rating of A:V, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, Countrywide shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. If such blanket policy contains a deductible clause and there shall not have been maintained on the related Mortgaged Property or REO Property an additional individual policy complying with Section 4.10, upon the occurrence of a loss that would have been covered by such individual policy, Countrywide shall deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, Countrywide agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon the Purchaser’s request, Countrywide shall cause to be delivered to the Purchaser a true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior notice to the Purchaser.

           Section 4.12. Fidelity Bond; Errors and Omissions Insurance. Countrywide shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure Countrywide against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents. Such Fidelity Bond shall also protect and insure Countrywide against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 shall diminish or relieve Countrywide from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae for an approved seller/servicer. Upon the Purchaser’s request, Countrywide shall cause to be delivered to the Purchaser, a copy of such fidelity bond and errors and omissions insurance policy and a statement from the surety and insurer that such bond and insurance policy shall in no event be terminated without thirty (30) days prior written notice to the Purchaser.

           Section 4.13. Title, Management and Disposition of REO Property.

           (a)      Title. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Countrywide for the benefit of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Countrywide from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person(s) holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

           (b)      Management. Countrywide shall either itself or through an agent selected by Countrywide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account. Countrywide shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Countrywide shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Credit File and copies thereof shall be forwarded by Countrywide to the Purchaser within five (5) days of the Purchaser’s request therefor. Countrywide shall attempt to sell the REO Property (and may temporarily rent the same) on such terms and conditions as Countrywide deems to be in the best interest of the Purchaser. Countrywide shall deposit, or cause to be deposited, within two (2) Business Days of receipt, in the Custodial Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of Countrywide. Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Countrywide, the Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse Countrywide for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees related to such REO Property.

           (c)      Disposition. Countrywide shall use reasonable efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property.

           Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in the best interest of the Purchaser, provided that if the price is less than ninety-five percent (95%) of the outstanding principal balance of such Mortgage Loan, Countrywide must obtain the Purchaser’s prior written consent. If, as of the date title to any REO Property was acquired by Countrywide, there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Countrywide, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Countrywide as provided above, shall be deposited in the Custodial Account and distributed to the Purchaser in accordance with Section 5.1.

           (d)      REO Statement. On a monthly basis, with respect to any REO Property, Countrywide shall furnish to the Purchaser a statement covering Countrywide’s efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month.

           (e)      Countrywide, upon obtaining knowledge thereof, shall promptly notify the Purchaser of any vacancy in a Mortgaged Property or abandonment thereof, of any waste committed thereon, of any failure on the part of the Mortgagor to keep a Mortgaged Property in good condition and repair, or of any permanent or substantial injury to a Mortgaged Property caused by unreasonable use, in each case resulting in the material diminution of the security for the Mortgage Loan. Countrywide shall promptly notify the Purchaser upon learning of any state insolvency or federal bankruptcy proceedings in which any Mortgagor is seeking relief or is defendant debtor, or of the death or incapacity of any Mortgagor or guarantor.

           Section 4.14. Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, Countrywide shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. Countrywide shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Countrywide shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by Countrywide or the Purchaser that Countrywide has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Countrywide shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

           Section 4.15. Notification of Maturity Date. With respect to each Balloon Mortgage Loan, Countrywide shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

           Section 4.16. Assumption Agreements. Countrywide shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that Countrywide shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any. If Countrywide reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, Countrywide shall, unless instructed otherwise in writing by the Purchaser within three (3) Business Days of the Purchaser’s receipt of notice from Countrywide, enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 4.16, the Purchaser authorizes Countrywide, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

           In connection with any such assumption or substitution of liability, Countrywide shall follow the underwriting practices and procedures employed by Countrywide for mortgage loans originated by Countrywide for its own account in effect at the time such assumption or substitution is made. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. Countrywide shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

           Notwithstanding anything to the contrary contained herein, Countrywide shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Countrywide may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 4.16, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

           Section 4.17. Satisfaction of Mortgages and Release of Collateral Files. Upon the payment in full of any Mortgage Loan, or the receipt by Countrywide of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide shall immediately notify the Purchaser or its designee. Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 4.4, have been or will be so deposited and shall request delivery to it of the portion of the Collateral File held by the Purchaser. Upon receipt of such notice and request, the Purchaser, or its designee, shall within five (5) Business Days release or cause to be released to Countrywide the related Collateral Documents and Countrywide shall prepare and process any satisfaction or release. In the event that the Purchaser fails to release or cause to be released to Countrywide the related Collateral Documents within five (5) Business Days of Countrywide’s request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

           In the event Countrywide satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, Countrywide, upon written demand, shall remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Countrywide shall maintain the Fidelity Bond insuring Countrywide against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

           From time to time and as appropriate for the servicing or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, the Purchaser shall, within five (5) Business Days of Countrywide’s request and delivery to the Purchaser, or the Purchaser’s designee, of a servicing receipt signed by a Servicing Officer, release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee. Pursuant to the servicing receipt, Countrywide shall be obligated to return to the Purchaser the related Collateral File when Countrywide no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Collateral File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Purchaser fails to release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee within five (5) Business Days of Countrywide’s request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. Upon receipt of notice from Countrywide stating that such Mortgage Loan was liquidated, the Purchaser shall release Countrywide from its obligations under the related servicing receipt.

           Section 4.18. Servicing Compensation. As compensation for its services hereunder, Countrywide shall be entitled to withdraw from the Custodial Account, or to retain from interest payments on the Mortgage Loans, the amounts provided for as Servicing Fees. Additional servicing compensation in the form of assumption fees (as provided in Section 4.16), late payment charges, prepayment penalties or otherwise shall be retained by Countrywide to the extent not required to be deposited in the Custodial Account. Countrywide shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

           Section 4.19. Designation of a Master Servicer. The Purchaser hereby appoints and designates the Master Servicer (such action, the “Appointment”) of all of the Mortgage Loans subject to this Agreement. Countrywide shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the Purchaser hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants, and conditions set forth in this Agreement, including the right to indemnification, and Countrywide shall follow the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and shall furthermore be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser’s designee hereunder, and such amendments or modifications shall be binding upon the Purchaser. All amounts due hereunder shall be remitted to the Master Servicer in accordance with the Master Servicer’s instructions. The Master Servicer shall not assume any of the liabilities of the Purchaser under this Agreement; provided however, the Purchaser shall remain liable under the terms of this Agreement.

           Countrywide shall treat the Master Servicer as the Purchaser under this Agreement in accordance with the provisions of this Section unless and until Countrywide receives written notice from the then current Purchaser under this Agreement that the then current Purchaser has terminated the Master Servicer (such notice, the “Master Servicer Termination”). Upon receipt of the Master Servicer Termination, Countrywide shall no longer recognize or deal with the Master Servicer as the Purchaser’s designee hereunder, but shall instead deal directly with the then current Purchaser, or such other designee appointed by the Purchaser by Appointment in accordance with this Section.

           Neither Countrywide nor any of the officers, employees or agents of Countrywide shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Section 4.19, or for errors in judgment. Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. This Section 4.19 shall be subject to the provisions of Section 8.07.

ARTICLE V

PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

           Section 5.1. Distributions. On each Remittance Date, Countrywide shall distribute to the Purchaser (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.5; plus (b) all Monthly Advances, if any, that Countrywide is obligated to distribute pursuant to Section 5.3; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 4.4, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above. Each distribution shall be made by wire or other electronic funds transfer of immediately available funds to the account of the Purchaser.

           With respect to any remittance to the Purchaser made by Countrywide after the second Business Day following the Business Day on which such remittance was due, Countrywide shall pay to the Purchaser interest on such late remittance at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Chemical Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by Countrywide on the date such late remittance is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such late remittance is made, both inclusive. Such interest shall be remitted along with the remittance payable to the Purchaser on the next succeeding Remittance Date.

           Section 5.2. Periodic Reports to the Purchaser.

           (a)      Monthly Reports. Not later than the tenth (10th) calendar day of each month, Countrywide shall furnish to the Purchaser via any electronic medium, or such other format mutually agreed to by Countrywide and the Purchaser, a monthly report in a form attached hereto as Exhibit I, which report shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor’s account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

           (b)      Miscellaneous Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, Countrywide shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Purchaser, Countrywide shall furnish to the Purchaser a statement describing Countrywide’s efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. Countrywide shall also provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return and as the Purchaser may reasonably request from time to time. The Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by Countrywide in connection with complying with any request made by the Purchaser hereunder if such information is not customarily provided by Countrywide in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

           Section 5.3. Monthly Advances by Countrywide. Not later than the close of business on the Determination Date preceding each Remittance Date, Countrywide shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Countrywide, whether or not deferred pursuant to Section 5.1, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date. Notwithstanding anything to the contrary herein, Countrywide may use amounts on deposit in the Custodial Account for future distribution to the Purchaser to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence. To the extent Countrywide uses any funds being held for future distribution to the Purchaser to satisfy its obligations under this Section 5.3, Countrywide shall deposit in the Custodial Account an amount equal to such used funds no later than the Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Purchaser pursuant to Section 5.1.

           Countrywide’s obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property. In no event shall Countrywide be obligated to make an advance under this Section 5.3 if at the time of such advance it reasonably determines that such advance will be unrecoverable. If Countrywide determines that an advance, if made, would be unrecoverable, Countrywide shall detail the reasons for such determination in an officer’s certificate which shall be delivered to the Purchaser.

           Section 5.4. Annual Statement as to Compliance. Countrywide shall deliver to the Purchaser on or before March 15th of each year, beginning in the year following the initial Closing Date, an Officers’ Certificate stating, as to each signatory thereof, that (a) a review of the activities of Countrywide during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, and (b) to the best of such officers’ knowledge, based on such review, Countrywide has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Countrywide shall provide the Purchaser with copies of such statements upon request.

           Section 5.5. Annual Independent Certified Public Accountants’ Servicing Report. On or before March 15th of each year, beginning in the year following the Closing Date, Countrywide at its expense shall cause a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to Countrywide’s servicing of mortgage loans of the same type as the Mortgage Loans, pursuant to this Agreement or servicing agreements substantially similar to this Agreement, and that, on the basis of such examination, conducted substantially in accordance with the Uniform Single Audit Program for Mortgage Bankers, such firm is of the opinion that Countrywide’s servicing has been conducted in compliance with this Agreement or such servicing agreements examined pursuant to this Section 5.5 except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. Countrywide shall provide the Purchaser with copies of such statements.

           Section 5.6. Purchaser’s Access to Countrywide’s Records. The Purchaser, its agents, contractors, or regulators shall have access upon reasonable notice to Countrywide, during business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Countrywide that relate to the performance or observance by Countrywide of the terms, covenants or conditions of this Agreement. Further, Countrywide hereby authorizes the Purchaser, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Countrywide, or its parent company, prepared by or at the request of Countrywide for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Countrywide also agrees to make available to the Purchaser, its agents, contractors, regulators, or any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Countrywide’s ability to perform under this Agreement. The Purchaser agrees to reimburse Countrywide for any reasonable out-of-pocket costs incurred by Countrywide in connection with its obligations under this Section 5.6.

ARTICLE VI

COVENANTS BY COUNTRYWIDE

           Section 6.1. Additional Indemnification by Countrywide. In addition to the indemnification provided in Section 3.3(d), Countrywide shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Countrywide to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall indemnify Countrywide and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Countrywide may sustain in any way related to (a) actions or inactions of Countrywide which were taken or omitted upon the instruction or direction of the Purchaser, or (b) the failure of the Purchaser to perform its obligations hereunder, including subsections (i) and (ii) in Section 6.04.

           Section 6.2. Third Party Claims. Countrywide and the Purchaser shall immediately notify the other if a claim is made upon such party by a third party with respect to this Agreement or the Mortgage Loans. Upon the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, Countrywide shall assume the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser shall promptly reimburse Countrywide for all amounts advanced by it pursuant to the preceding sentence except when as a result of such claim Countrywide is otherwise required to indemnify the Purchaser pursuant to Section 3.3 or 6.1 hereof.

           Section 6.3. Merger or Consolidation of Countrywide. Countrywide shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

           Notwithstanding anything to the contrary contained herein, any Person into which Countrywide may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Countrywide shall be a party, or any Person succeeding to the business of Countrywide, shall be the successor of Countrywide hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of Fannie Mae.

           Section 6.4. Limitation on Liability of Countrywide and Others. Neither Countrywide nor any of the officers, employees or agents of Countrywide shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event of Default by Countrywide shall occur and shall not have been remedied within the time limits set forth in Section 7.1(a) of this Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office; provided however, the Purchaser may record or cause to be recorded an Assignment of Mortgage if it is necessary to protect the Purchaser’s interest in such Mortgage Loan or the Purchaser otherwise reasonably determines that recordation is necessary. To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide Countrywide with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at Countrywide receives such notice; and (ii) immediately complete, sign and return to Countrywide any document reasonably requested by Countrywide to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Countrywide. The Purchaser further agrees that Countrywide shall have no liability for the Purchaser’s failure to comply with the subsections (i) or (ii) in the foregoing sentence. Countrywide shall have no liability to the Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Countrywide shall be entitled to be reimbursed therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Countrywide’s indemnification under Section 3.3 or 6.1.

           Section 6.5. No Transfer of Servicing. Countrywide acknowledges that the Purchaser acts in reliance upon Countrywide’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Purchaser, which consent shall not be unreasonably withheld. Notwithstanding the foregoing or any applicable provisions of this Agreement, Countrywide may transfer the servicing rights hereunder to Countrywide Home Loans Servicing, LP, or other affiliate, without the prior approval of the Purchaser; provided however, that Countrywide shall remain liable under the terms of this Agreement. Countrywide shall not resign from the obligations and duties hereby imposed on it except by mutual consent of Countrywide and the Purchaser or upon the determination that Countrywide’s duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Countrywide. No such resignation shall become effective until a successor reasonably acceptable to the Purchaser has assumed Countrywide’s responsibilities and obligations hereunder.

ARTICLE VII

TERMINATION OF COUNTRYWIDE AS SERVICER

           Section 7.1. Termination Due to an Event of Default.

           (a)      Events of Default. Each of the following shall be an Event of Default by Countrywide if it shall occur and be continuing:

                 (i)      any failure by Countrywide to remit to the Purchaser any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

                (ii)      any failure on the part of Countrywide to duly observe or perform in any material respect any of the covenants or agreements on the part of Countrywide set forth in this Agreement or in the Bailee Letter, if any, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

                (iii)      a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                (iv)      Countrywide shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Countrywide or of or relating to all or substantially all of its property; or

                (v)      Countrywide shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                (vi)      Countrywide shall cease being an approved seller/servicer of conventional mortgage loans for Fannie Mae, Freddie Mac, FHA and HUD, in good standing.

                (vii)      Failure by Countrywide to duly perform, within the required time period, its obligations under Sections 5.4, 5.5 or 9.1(a)(v), which failure continues unremedied for a period of 10 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by Countrywide from the Purchaser or the Master Servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans.

           In case one or more Events of Default by Countrywide shall occur and shall not have been remedied, the Purchaser, by notice in writing to Countrywide may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Countrywide under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by Countrywide of such written notice, all authority and power of Countrywide under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Purchaser. Upon written request from the Purchaser, Countrywide shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide’s sole expense. Countrywide agrees to cooperate with the Purchaser in effecting the termination of Countrywide’s responsibilities and rights hereunder, including, without limitation, the transfer to the Purchaser, for administration by it, of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

           (b)      Waiver of Event of Default. The Purchaser may waive any default by Countrywide in the performance of Countrywide’s obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

           Section 7.2. Termination by Other Means. The respective obligations and responsibilities of Countrywide shall terminate with respect to any Mortgage Loan Package upon the first to occur of: (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Mortgage Loan Package and the remittance of all funds due hereunder; or (b) by mutual consent of Countrywide and the Purchaser in writing.

ARTICLE VIII

MISCELLANEOUS

           Section 8.1. Notices. All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

                (i) if to Countrywide:

Countrywide Home Loans, Inc. 4500 Park Granada Calabasas, California 91302 Attn: Mr. Michael W. Schloessmann, Vice President With copy to: General Counsel

                 (ii) if to the Purchaser:

Thornburg Mortgage Home Loans, Inc. 150 Washington Avenue, Suite 302 Sante Fe, New Mexico 87501 Attn: Ms. Deborah J. Burns, Vice President

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

           Section 8.2. Sale Treatment. It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Countrywide and not a pledge of the Mortgage Loans by Countrywide to the Purchaser to secure a debt or other obligation of Countrywide. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Countrywide’s business records, tax returns and financial statements. Accordingly, Countrywide and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by Countrywide, and a purchase by the Purchaser, of the Mortgage Loans.

           Section 8.3. Exhibits. The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

           Section 8.4. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

           (a)     the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

           (b)     accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

           (c)     references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

           (d)     reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

           (e)     the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

           (f)     the term “include” or “including” shall mean without limitation by reason of enumeration; and

           (g)     reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

           Section 8.5. Reproduction of Documents. This Agreement and all documents relating thereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

           Section 8.6. Further Agreements. Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

           Section 8.7. Assignment of Mortgage Loans by the Purchaser. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package. “Purchaser” shall include any party Countrywide shall remit to under the Agreement, including without limitation pursuant to any Servicing Control Notice and the provisions thereof.

           Section 8.8. Conflicts Between Transaction Documents. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and either the Trade Confirmation or Purchase Confirmation, the terms of the Trade Confirmation or Purchase Confirmation, as the case may be, shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control.

           Section 8.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed within that state.

           Section 8.10. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

           Section 8.11. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide and the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. Except as specifically set forth in Section 8.07 above, the Purchaser may not assign this Agreement to any Person without Countrywide’s prior written consent. Further, this Agreement shall not be assigned, pledged, or hypothecated by Countrywide to an unrelated third party without the consent of the Purchaser, which consent shall not be unreasonably withheld.

           Section 8.12. Confidentiality. Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party’s consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies. The Purchaser has a responsibility to its customers and employees, whether arising from or related to the Gramm-Leach-Blilely Act of 1999 and the rules and regulations promulgated thereunder, or otherwise, to keep the Purchaser’s records and information confidential and proprietary. Countrywide shall not disclose to any Person, information concerning matters affecting or relating to the Mortgage Loans, unless the information is required by Countrywide to fulfill its duties and obligations under this Agreement or any other agreement contemplated herein, or unless the information is already in the public domain, or unless Countrywide is required by law to disclose such information.

           Section 8.13. Entire Agreement. This Agreement and the related Trade Confirmation and Purchase Confirmation constitute the entire understanding between the parties hereto with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or Purchase Confirmation. Neither this Agreement nor the Trade Confirmation nor the Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

           Section 8.14. No Partnership. Nothing herein shall be deemed or construed to create a co-partnership or joint venture between the parties hereto. The services of Countrywide shall be rendered as an independent contractor.

           Section 8.15. No Solicitation. Subject to the provisions set forth in this Section 8.15, from and after the date hereof, neither Countrywide nor any of its affiliates shall specifically target and solicit, by means of direct mail or telephonic or personal solicitation or by any other means, the Mortgagors to prepay the Mortgage Loans. Notwithstanding the foregoing, the following solicitations, if undertaken by Countrywide or any affiliate of Countrywide, shall not be prohibited under this Section 8.15: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements; (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to the Mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by Countrywide; (iii) solicitations made in response to an inquiry from a Mortgagor relating to a payoff or information pertaining to a mortgage loan product; and (iv) solicitations made as a part of a campaign directed to all mortgagors with mortgage loans meeting certain defined parameters (other than parameters relating to the Mortgagors or Mortgage Loans specifically).

ARTICLE IX

AGENCY TRANSFER; WHOLE LOAN TRANSFER;
PASS-THROUGH TRANSFER

           Section 9.1. Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, a Whole Loan Transfer or a Pass-Through Transfer. Countrywide and the Purchaser agree that with respect to some or all of the Mortgage Loans, the Purchaser may, from time to time, effect either one or more Agency Transfers, one or more Whole Loan Transfers, and/or one or more Pass-Through Transfers.

           (a)      With respect to each Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, Countrywide agrees to:

                (i)      cooperate with the Purchaser and any prospective purchaser, master servicer, trustee and Rating Agency with respect to all reasonable requests and due diligence procedures;

                (ii)      execute, deliver and perform its obligations under the related Reconstitution Agreement or Agreements, provided that each of Countrywide and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents and such documents do not create any servicing requirements for Countrywide that are more burdensome than those requirements under this Agreement and that such documents do not reduce or otherwise diminish the servicing compensation due Countrywide under this Agreement;

                (iii)      restate the representations and warranties regarding itself as of the closing date of the Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, provided such Agency Transfer, Whole Loan Transfer, or Pass-Through Transfer occurs within ninety (90) days of the related Closing Date;

                (iv)      provide to the Participants: (i) information and appropriate verification of information which may be reasonably available to Countrywide as any Participant may reasonably request; and (ii)such additional information as is reasonably believed necessary by any Participant in connection with such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, including but not limited to, a summary of Countrywide’s underwriting guidelines, if applicable, delinquency, loss and foreclosure experience and other seller/servicer information customarily used in connection with offering documents; and

                (v)      where the filing of a Sarbanes-Oxley Certification directly with the SEC is required with respect to the Mortgage Loans, by March 15th of each year, an officer of Countrywide shall execute and deliver an Officer’s Certification substantially in the form attached hereto as Exhibit J, to the entity filing the Sarbanes-Oxley Certification directly with the SEC (such as the Purchaser, any master servicer, any trustee or any depositor) for the benefit of such entity.

           (b)      Countrywide shall indemnify and hold harmless such entity and its respective officer, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses to the extent arising out of or based upon a failure by the Countrywide or any of its officers, directors, agents or affiliates to perform its obligations under this Section 9.1(a)(v), or any material misrepresentation or omission contained in the certification delivered pursuant to this Section 9.1(a)(v), or Countrywide’s gross negligence, bad faith or willful misconduct in connection therewith; provided, however, that Countrywide shall not be obligated to indemnify or hold harmless such entity from or against any losses arising out of or based upon the negligence, bad faith or willful misconduct of such entity

           (c)      Countrywide shall be retained as the servicer of the Mortgage Loans or as a subservicer if a master servicer is employed. Countrywide shall retain a servicing fee at a rate per annum equal to the rate provided in this Agreement. Countrywide shall cooperate with the Purchaser in connection with an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer in accordance with this Section 9.1 so long as the servicing provisions set forth or incorporated by reference in the related Reconstitution Agreement are substantially similar to the servicing provisions of Countrywide in this Agreement.

           (d)      Notwithstanding any provision in this Section 9.1, Countrywide shall provide such information as is reasonably available to Countrywide and at the sole cost and expense of the Purchaser.

           (e)      All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer and any and all Mortgage Loans repurchased by the Purchaser with respect to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

           (f)      If a Mortgage Loan is held by a REMIC, Countrywide shall service such Mortgage Loans in a manner that the REMIC shall not fail to qualify as a REMIC at any time.

(SIGNATURE PAGE TO FOLLOW)

           IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

COUNTRYWIDE HOME LOANS, INC., Countrywide By: Lynn Sumner Vice President THORNBURG MORTGAGE HOME LOANS, INC., the Purchaser By: Name: Title:

EXHIBIT A

COLLATERAL DOCUMENTS

1.

Mortgage Note: The original Mortgage Note (or a lost note affidavit, subject to the Purchaser’s reasonable consent, in a form acceptable to Fannie Mae) bearing all intervening endorsements, endorsed “Pay to the order of _____________, without recourse” and signed in the name of Countrywide by an authorized officer (in the event that the Mortgage Loan was acquired by Countrywide in a merger, the signature must be in the following form: “[Countrywide], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the signature, must be in the following form: “[Countrywide], formerly known as [previous name]”).

2.

Assignment of Mortgage: The original Assignment of Mortgage in blank (in the event that the Mortgage Loan was acquired by Countrywide in a merger, the signature must be in the following form: “[Countrywide], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[Countrywide], formerly known as [previous name]”), except in the case of such Mortgage Loan that has been originated in the name of or assigned to MERS and registered under the MERS System.

3.	Guarantee: The original of any guarantee executed in connection with the Mortgage Note.

4.

Mortgage: The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation; with respect to MERS Loans, (a) the Mortgage names MERS as the mortgagee.

5.	Modifications: The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

6.

Intervening Assignments: The originals of all intervening assignments of Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation, or a copy thereof certified by Countrywide to be a true and correct copy of the original that has been delivered to a recording office.

7.

Title Policy: The original mortgagee title insurance policy (or the equivalent thereof with respect to any Mortgage Loan in which the related Mortgaged Property is located in a jurisdiction where such title insurance is not customarily provided) if such title insurance policy has been issued by the related title company on or prior to the Closing Date or, if the title insurance policy has not been issued, a copy of the title commitment.

8.	If applicable, the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan.

9.

If any of the above documents has been executed by a person holding a power of attorney, an original of such power of attorney with evidence of recording thereon or a copy thereof, certified by Countrywide to be true and correct copy of the original that has been delivered to the appropriate recording office.

The following documents relating to a Cooperative Loan, if applicable:

1.

The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________ without recourse” and signed in the name of the Countrywide by an authorized officer (in the event that the Mortgage Loan was acquired by Countrywide in a merger, the signature must be in the following form: “[Countrywide], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the signature, must be in the following form: “[Countrywide], formerly known as [previous name]”).

2.	The original Cooperative Security Agreement entered into by the Mortgagor with respect to such Cooperative Loan.

3.

UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loans to the Purchaser.

4.	Original assignment of the Cooperative Security Agreement in blank showing a chain of assignment from the originator of the related Cooperative Loan to Countrywide.

5.	Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan.

6.

Stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Cooperative Loan with a stock power in blank attached.

7.	Original proprietary lease.

8.	Original assignment of proprietary lease, in blank, and all intervening assignments thereof.

9.

Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan.

10.	Original assignment of recognition agreement in blank, and all intervening assignments thereof.

11.	Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Cooperative Loan.

EXHIBIT B

FORM OF PURCHASE CONFIRMATION

[COUNTRYWIDE LETTERHEAD]

[DATE]

[PURCHASER]
[STREET ADDRESS]
[CITY, STATE AND ZIP]
Attn: [CONTACT, TITLE]

Re:      Purchase Confirmation

Gentlemen and Ladies:

This purchase confirmation (the “Purchase Confirmation”) between Countrywide Home Loans, Inc. (“Countrywide”) and [PURCHASER] (the “Purchaser”) sets forth our agreement pursuant to which the Purchaser is purchasing, and Countrywide is selling, on a servicing-retained basis, those certain mortgage loans identified in Exhibit A hereto and more particularly described herein (the “Mortgage Loans”).

The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Mortgage Loan Purchase and Servicing Agreement dated as of [DATE], between Countrywide and the Purchaser (as amended herein and otherwise, the “Agreement”). By executing this Purchase Confirmation, each of Countrywide and the Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1.

Assignment and Conveyance of Mortgage Loans. Upon the Purchaser’s payment of the Purchase Proceeds in accordance with Section 2.8 of the Agreement, Countrywide shall sell, transfer, assign and convey to the Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Agreement, all of the right, title and interest of Countrywide in and to the Mortgage Loans, excluding the servicing rights relating thereto. Each Mortgage Loan shall be serviced by Countrywide pursuant to the terms of the Agreement.

2.	Defined Terms. As used in the Agreement, the following defined terms shall have meanings set forth below.

a.	Closing Date: [DATE].

[b.

Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication]. ]

[c.	Missing Credit Documents: As set forth in Exhibit [B] hereto.]

[d.	Pending Mortgage Loans: As set forth in Exhibit [C] hereto.]

e.

Purchase Proceeds: With respect to [the Mortgage Loans] [each Mortgage Loan] [the Mortgage Loans in each Segment], and as set forth in Exhibit [A] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans] [such Segment], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans] [Segment], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

f.	Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].

3.	Description of Mortgage Loans: Each Mortgage Loan complies with the specifications set forth below in all material respects.

a.	Loan Type: Each Mortgage Loan is a [Conventional] [Government] Mortgage Loan and a [Adjustable Rate] [Balloon] [Convertible] [Fixed Rate] Mortgage Loan.

b.	Lien Position: Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

c.

Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with the Seller’s credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria (as such criteria applies to Countrywide) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [conforms in all material respects to the GNMA mortgage eligibility criteria and is eligible for sale and securitization into a GNMA mortgage-backed security] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

COUNTRYWIDE HOME LOANS, INC. By: Michael W. Schloessmann Vice President	[PURCHASER] By: Name: Title:

Exhibit A
to
Purchase Confirmation

Mortgage Loan Schedule

(attached)

Exhibit B
to
Purchase Confirmation

Calculation of Purchase Proceeds

(attached)

EXHIBIT C

TRANSMITTAL/BAILEE LETTER
[Countrywide Letterhead]

LaSalle Bank, National Association
1842 Barranca Parkway
Irvine, California 92606

Re:	Sale of Mortgage Loans pursuant to that certain Mortgage Loan Purchase and Servicing Agreement dated September ___, 2005 and Purchase Conformation Dated [DATE] (collectively, the "Agreement")

Ladies and Gentlemen:

In connection with the sale of mortgage loans contemplated in the Agreement, Countrywide Home Loans, Inc. (“Countrywide”) will deliver certain legal documents as delineated on Exhibit A hereto (collectively, the “Mortgage Documents”) relating to those mortgage loans (collectively, the “Mortgage Loans”) listed on the schedule attached hererto as Exhibit B, which Mortgage Loans are owned by Countywide and which are subject to the impending sale of the same to Thornburg Mortgage Home Loans, Inc. (“Thornburg”), and which are being delivered pursuant to this bailee agreement to LaSalle Bank, National Association (“Custodian”). Custodian shall hold possession of the Mortgage Documents as custodian, agent, and bailee for and on behalf of Countrywide and shall act only in accordance with written instructions of Countrywide.

Until Countrywide’s receipt of the Purchase Price, Countrywide’s right, title, and interest in the Mortgage Loans shall remain in full force and effect. Countrywide hereby agrees that, upon receipt by Countrywide of the Purchase Price (as defined in the Agreement) as to each Mortgage Loan, Countrywide releases all right, interest or lien of any kind it may have with respect to each such Mortgage Loan to Thornburg. Thornburg shall remit the Purchase Price by wire transfer to the following account:

           WIRE INSTRUCTIONS:

           Bank Name: Bank of New York
          City, State

ABA #: 021000018
Account #: 8900038632

           Account Name: COUNTRYWIDE HOME LOANS, INC.
          Attention: PAUL WOMBLE - THORNBURG

Upon receipt by Countrywide of the Purchase Price, Countrywide shall promptly send written confirmation of such receipt of the Purchase Price to the Custodian. In the event that any Mortgage Loan is not purchased by Thornburg, Custodian shall promptly return the Mortgage Documents relating to such Mortgage Loan, at Thornburg’s expense, directly to Countrywide at the address set forth below or as otherwise directed by Countrywide in writing.

NOTE: BY ACCEPTING THE MORTGAGE LOANS DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE THE CUSTODIAN, AGENT AND BAILEE FOR COUNTRYWIDE ON THE TERMS DESCRIBED IN THIS LETTER. THE UNDERSIGNED REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED MORTGAGE DOCUMENTS RELATING TO THE MORTGAGE LOANS AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO THE UNDERSIGNED; HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.

Very truly yours,

COUNTRYWIDE HOME LOANS, INC.

By:
       Lynn Sumner
       Vice President

Address:	4500 Park Granada Calabasas, California 91302

AGREED TO AND ACCEPTED:

LASALLE BANK, NATIONAL ASSOCIATION
Custodian

By:
      Name:
      Title:

Date: ________________

ACKNOWLEDGED:

THORNBURG MORTGAGE HOME LOANS, INC.By:

By:
      Name:       Title:

Exhibit A

To the Transmittal/Bailee Letter

COLLATERAL DOCUMENTS

1.

Mortgage Note: The original Mortgage Note (or a lost note affidavit, subject to the Purchaser’s reasonable consent, in a form acceptable to Fannie Mae) bearing all intervening endorsements, endorsed “Pay to the order of _____________, without recourse” and signed in the name of Countrywide by an authorized officer (in the event that the Mortgage Loan was acquired by Countrywide in a merger, the signature must be in the following form: “[Countrywide], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the signature, must be in the following form: “[Countrywide], formerly known as [previous name]”).

2.

Assignment of Mortgage: The original Assignment of Mortgage in blank (in the event that the Mortgage Loan was acquired by Countrywide in a merger, the signature must be in the following form: “[Countrywide], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[Countrywide], formerly known as [previous name]”), except in the case of such Mortgage Loan that has been originated in the name of or assigned to MERS and registered under the MERS System.

3.	Guarantee: The original of any guarantee executed in connection with the Mortgage Note.

4.

Mortgage: The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation; with respect to MERS Loans, (a) the Mortgage names MERS as the mortgagee.

5.	Modifications: The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

6.

Intervening Assignments: The originals of all intervening assignments of Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation, or a copy thereof certified by Countrywide to be a true and correct copy of the original that has been delivered to a recording office.

7.

Title Policy: The original mortgagee title insurance policy (or the equivalent thereof with respect to any Mortgage Loan in which the related Mortgaged Property is located in a jurisdiction where such title insurance is not customarily provided) if such title insurance policy has been issued by the related title company on or prior to the Closing Date or, if the title insurance policy has not been issued, a copy of the title commitment.

8.	If applicable, the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan.

9.

If any of the above documents has been executed by a person holding a power of attorney, an original of such power of attorney with evidence of recording thereon or a copy thereof, certified by Countrywide to be true and correct copy of the original that has been delivered to the appropriate recording office.

The following documents relating to a Cooperative Loan, if applicable:

A.

The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________ without recourse” and signed in the name of the Countrywide by an authorized officer (in the event that the Mortgage Loan was acquired by Countrywide in a merger, the signature must be in the following form: “[Countrywide], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the signature, must be in the following form: “[Countrywide], formerly known as [previous name]”).

B.	The original Cooperative Security Agreement entered into by the Mortgagor with respect to such Cooperative Loan.

C.

UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loans to the Purchaser.

D.	Original assignment of the Cooperative Security Agreement in blank showing a chain of assignment from the originator of the related Cooperative Loan to Countrywide.

E.	Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan.

F.

Stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Cooperative Loan with a stock power in blank attached.

G.	Original proprietary lease.

H.	Original assignment of proprietary lease, in blank, and all intervening assignments thereof.

I.

Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan.

J.	Original assignment of recognition agreement in blank, and all intervening assignments thereof.

K.	Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Cooperative Loan.

Exhibit B

To the Transmittal/Bailee Letter

List of Mortgage Loans

(attached)

EXHIBIT D

MORTGAGE LOAN SCHEDULE

Note: If field or fields are blank, the status is “N
for “No” or “not applicable.”

1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.
31.
32.
33.
34.
35.
36.
37.
38.
39.
40.
41.
42.
43.
44.
45.
46.
47.
48.
49.
50.
51.
52.
53.
54.
55.
56.
57.
58.
59.
60.
61.
62.
63.
64.
65.
66.
67.	Mortgage Loan Number
Servicer Loan Number (if different from #1 above)
Mortgagor's Last Name, First Name, and Middle Initial
Current Interest Rate
Current Principal Balance
Current Monthly Principal and Interest Payment
Next Payment Change Date
Next Rate Change Date
Actual Interest Paid To Date
Scheduled Principal Balance
Originator Name
Product Type
Documentation Type (full, alternative, reduced)
Occupancy Code (owner occupied, secondary residence or investment)
Property Type (single family, 2-4 family)
Loan Purpose Code
Private Mortgage Insurance (Y/N)
Servicing Fee Rate
Property Sales Price
Appraised Value
Property Street Address, City, County, State, and Zip Code
Interest Adjustment Frequency
Payment Adjustment Frequency
Negative Amortization Maximum (if applicable)
Index Conversion Option (Y/N)
Interest Only (Y/N)
Term of Interest Only Period
Prepayment Penalty (Y/N)
Prepayment Penalty Term
Original Interest Rate
Original Principal Balance
Margin
First Adjustment Cap
Subsequent Adjustment Cap
Lifetime Interest Rate Cap
Interest Rate Floor (if different than Margin)
Original Principal and Interest Payment
Term
Origination Date
First Payment Due Date
First Interest Adjustment Date
Maturity Date
Period Payment Cap (if applicable)
Assumption Flag (Y/N)
Balloon Flag (Y/N)
Private Mortgage Insurance Coverage
Private Mortgage Insurer Company Name
Private Mortgage Insurance Certificate Number
Buydown (Y/N)
Number of Units
MERS Loan Flag
MERS Identification Number, if applicable
FICOSCORE-B
Original Loan to Value Ratio
Original Cumulative Loan to Value Ratio
Debt-to-Income Ratio
LPMI Flag (Y/N)
Single Premium Credit Insurance (Y/N)
GPM (Y/N)
Shared Appreciation Loan (Y/N)
Index
Prepayment Penalty Percent
Rounding Factor
Lookback Period
FICO Score Coborrower
Asset Verification (Y or N)
Appraisal Type

EXHIBIT E

CREDIT FILE

           Each Credit File shall include the documents identified below, to the extent so required under the applicable loan program under which the Mortgage Loan was originated.

1.	Copy of survey of the Mortgaged Property, if applicable.

2.

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, homeowner association declarations, etc.

3.	Copy of hazard insurance policy and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy.

4.	Mortgage Loan closing statement.

5.	Residential loan application.

6.	Verification of employment and income, if applicable.

7.	Verification of acceptable evidence of source and amount of down payment, if applicable.

8.	Credit report on the Mortgagor.

9.	Copy of residential appraisal report with pictures and addenda.

10.	Final inspection report/completion certificate in accordance with FNMA/FHLMC guidelines, with photograph of the property, if applicable.

11.

All disclosures required by law, including without limitation executed truth-in-lending statements, program disclosures for adjustable rate mortgage loans and Right of Rescission Notices, if applicable.

12.

Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, underwriting standards used for origination or such other papers and records required by the Company to service the Mortgage Loan.

13.	Complete Payment Histories, if requested by Purchaser.

14.	Municipal/County Compliance Certificates, if applicable.

EXHIBIT F

SERVICING CONTROL NOTICE

Thornburg Mortgage Home Loans, Inc.
150 Washington Avenue, Suite 302
Santa, Fe, New Mexico 87501

     _______________, 2005

[SERVICER]
[ADDRESS]

           Re:      Servicing Control Agreement

Gentlemen:

           __________ (“Servicer”) is servicing certain mortgage loans (the “Mortgage Loans”) for Thornburg Mortgage Home Loans, Inc. (“Thornburg”) pursuant to that certain [servicing agreement (the “Servicing Agreement”) [dated ________, 200_] between the Servicer and Thornburg]. Thornburg obtains financing from various lenders (each, as further defined below, a “Lender” and individually and collectively, the “Lenders”), secured by the Mortgage Loans and related assets, including proceeds thereof (collectively, the “Collateral”). This letter agreement confirms the agreement among the Servicer, Thornburg and the Lenders as to the matters set forth herein.

           Servicer may be notified from time to time of the identity of Lenders by delivery to Servicer of a Lender Notice in the form of Annex 1 attached hereto, and upon delivery of such Lender Notice to Servicer the lender identified in such Lender Notice shall be a Lender hereunder entitled to all of the rights and benefits hereof, until such time as a Lender Termination Notice in the form of Annex 2 executed by the Lender shall have been delivered to Servicer with respect to such Lender. Servicer agrees to acknowledge receipt of each Lender Notice and Lender Termination Notice by executing such Lender Notice or Lender Termination Notice, as applicable, and delivering it to the applicable Lender, with a copy to Thornburg.

           Servicer acknowledges that the Collateral may include Thornburg’s right, title and interest in, to and under the Servicing Agreement, and that upon an event of default under the applicable financing arrangements, the applicable Lender shall be entitled to exercise and enforce Thornburg’s rights under the Servicing Agreement, including termination thereof to the extent provided in the Servicing Agreement and the applicable financing documents. Thornburg agrees to pay all termination fees or other amounts due to Servicer in connection with any termination of the Servicing Agreement and transfer of the servicing by Lender.

           Servicer further agrees that, unless otherwise agreed in writing by Thornburg and all of the Lenders, Servicer shall remit all amounts collected on account of the Mortgage Loans, after deduction of amounts which Servicer is entitled to retain in accordance with the Servicing Agreement, solely to the following account(s):

                (a)        with respect to Mortgage Loans that are master serviced by Wells Fargo as master servicer, to the account specified by such master servicer for such purposes; and

(b) in all other cases, to the following account: ABA # 071000505 LaSalle CHGO/CTR/BNF:/LaSalle Trust Account No. 7226851 Attn: Rita Lopez (312) 904-0351

           The provisions of the letter agreement shall apply to each Mortgage Loan from the time Servicer commences servicing of such Mortgage Loan pursuant to the Servicing Agreement until Servicer has received a Loan Termination Notice in the form of Annex 3 attached hereto executed by the Lender relating to such Mortgage Loan.

           Thornburg shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in accordance with this agreement.

           Notices or other communications hereunder shall be given or made in writing (including without limitation by email, telex or telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or in the applicable Lender Notice; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt.

           No provision of this letter agreement may be modified, amended or revoked without the prior written consent of Thornburg and each Lender.

           This letter agreement shall not be assignable by any party without the prior written consent of the other parties, shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws.

           Please acknowledge acceptance and agreement to the foregoing by signing and returning the enclosed copy of this letter.

Very truly yours,

THORNBURG MORTGAGE HOME LOANS,
INC.

By
Name
Title

Address for Notices:

150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
Attention: Xen Stanhope
Telecopier: (505) 954-5300
Telephone: (505) 954-5303

with a copy to:

Attention: Nate Fellers
Telecopier: (505) 954-5300
Telephone: (505) 954-5303

ACCEPTED AND AGREED TO:

[SERVICER]

By
Name
Title

Address for Notices:

Attention:
Telecopier:
Telephone:

Annex 1

LENDER NOTICE

Gentlemen:

           You are hereby notified that the undersigned is a Lender as defined in, and subject to the rights and benefits of, the Servicing Control Agreement between Thornburg Mortgage Home Loans, Inc. and the Servicer identified below.

           Please acknowledge receipt of this Lender Notice by executing a copy hereof as provided below and delivering it to Lender, with a copy to Thornburg.

THORNBURG MORTGAGE HOME
LOANS, INC.

By:________________________
Name:
Title:

[LENDER]

By:________________________
Name:
Title:

Address for Notices:

_________________
_________________
_________________
Attention:
Telecopier:
Telephone:

ACKNOWLEDGED AND AGREED:

[SERVICER]

By:______________________
Name:
Title:

Annex 2

LENDER TERMINATION NOTICE

To:      [SERVICER]

Re:	Letter Agreement dated ___________, 2005 between _____________
("Servicer"), Thornburg Mortgage Home Loans, Inc. ("Thornburg") and
the Lenders from time to time party thereto (the "Servicing Control
Agreement")

Gentlemen:

           You are hereby notified that the undersigned Lender is no longer a Lender as defined in the above referenced Servicing Control Agreement.

           Please acknowledge receipt of this Lender Termination Notice by executing a copy hereof as provided below and delivering it to the undersigned, with a copy to Thornburg.

THORNBURG MORTGAGE HOME LOANS, INC. By:________________________ Name: Title: [LENDER] By:________________________ Name: Title:

ACKNOWLEDGED AND AGREED:
[SERVICER]

By:______________________
Name:
Title:

Annex 3

LOAN TERMINATION NOTICE

To:      [SERVICER]

Re:	Letter Agreement dated ___________, 2005 between _____________
("Servicer"), Thornburg Mortgage Home Loans, Inc. ("Thornburg") and
the Lenders from time to time party thereto (the "Servicing Control
Agreement")

Gentlemen:

           You are hereby instructed, effective on _____________ (the “Servicing Transfer Date”), to service the Mortgage Loans listed on Exhibit A attached hereto to _______________.

           From and after the Servicing Transfer Date, the Mortgage Loans listed on Exhibit A shall no longer be subject to the provisions of the Servicing Control Agreement.

THORNBURG MORTGAGE HOME LOANS, INC. By:________________________ Name: Title: [LENDER 1] By:________________________ Name: Title: [LENDER 2] By:________________________ Name: Title:

ACKNOWLEDGED AND AGREED:
[SERVICER]

By:______________________ Name:
Title:

EXHIBIT G

OFFICER’S CERTIFICATE

                I, _______________, hereby certify that I am the duly elected [Vice] President of (“Countrywide”) and further certify as follows:

           1. - Attached hereto is a true and correct copy of the Certificate of Incorporation and By-Laws of Countrywide, all of which are in full force and effect on the date hereof.

           2. - There are no actions, suits or proceedings pending, against or affecting Countrywide which if adversely determined, individually or in the aggregate, would materially and adversely affect Countrywide’s obligations under the Mortgage Loan Purchase and Servicing Agreement dated as of , 2002, between Countrywide and Thornburg Mortgage Home Loans, Inc. (the “Purchaser”) (the “Purchase Agreement”).

           3. - Each person who, as an officer or representative of Countrywide, signed (a) the Purchase Agreement, and (b) any other document delivered prior hereto or on the date hereof in connection with the purchase described in the Purchase Agreement, was, at the respective times of such signing and delivery, and is as of the date hereof duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine or facsimile signatures.

           4. - Capitalized terms not otherwise referred to herein shall have the same meanings assigned to such terms in the Purchase Agreement.

           IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Countrywide.

Dated:________________ , 2002	___________________ By:___________________ Title: ___________________

                I, ____________, a ____________of hereby certify that ___________is the duly elected, qualified and acting [Vice] President of Countrywide and that the signature appearing above is his/her genuine signature.

                IN WITNESS WHEREOF, I have hereunto assigned my name.

Dated:________________ , 2002	By:___________________ Title: ___________________

EXHIBIT H

COLLECTION ACCOUNT LETTER AGREEMENT

_____________

_________________________ _________________________ _________________________ (the "Depository")

           As “Countrywide” under the Mortgage Loan Purchase and Servicing Agreement dated as of , 2002, between Countrywide Home Loans, Inc. and Thornburg Mortgage Home Loans, Inc. (“Purchaser”) (the “Agreement”), we hereby authorize and request you to establish an account, to be designated as “Countrywide in trust for Thornburg Mortgage Home Loans, Inc.”. All deposits in the account shall be subject to withdrawal therefrom by order signed by Countrywide. You may refuse any deposit which would result in violation of the requirement that the account be fully insured up to $100,000 as described below. The letter is submitted to you in duplicate. Please execute and return one original to us.

COUNTRYWIDE HOME LOANS, INC. By:____________________________ Name: Title:

           The undersigned, as the “Depository,” hereby certifies that the above-described account has been established under Account Number _________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount up to $100,000 deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

____________________________ Name of Depository By:_________________________ Name: Title:

ESCROW ACCOUNT LETTER AGREEMENT

_________________, _________________

           To:

                 (the "Depository")

           As “Countrywide” under the Mortgage Loan Purchase and Servicing Agreement dated as of , 2002, between Countrywide Home Loans, Inc. and Thornburg Mortgage Home Loans, Inc. (“Purchaser”) (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 6.6 of the Agreement, to be designated as “Countrywide, in trust for Thornburg Mortgage Home Loans, Inc. and various Mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by Countrywide. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

COUNTRYWIDE HOME LOANS, INC. By: _____________________________ Name: Title:

           The undersigned, as the “Depository,” hereby certifies that the above-described account has been established under Account Number _________ , at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided, above. The full amount up to $100,000.00 deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

Name of Depository By: Name: Title:

EXHIBIT I

FORM OF REMITTANCE ADVICE

(attached)

EXHIBIT J

FORM OF SARBANES-OXLEY CERTIFICATE

           I, ______________________, certify to the Master Servicer and its officers, directors, agents and affiliates (the “[ ]”), and with the knowledge and intent that they will rely upon this certification, that:

           (a)      Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer during the preceding calendar year taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

           (b)      The servicing information required to be provided to the Master Servicer by the Servicer under the Servicing Agreement has been provided to the Master Servicer;

           (c)      I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer, the Servicer has, as of the date of this certification, fulfilled its obligations under the Servicing Agreement; and

           (d)      I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement;

Capitalized words not otherwise defined herein have the meaning assigned to them in the Mortgage Loan Purchase and Servicing Agreement dated September 1, 2005 by and between Servicer and Thornburg Mortgage Home Loans, Inc., as Purchaser (“Servicing Agreement”).

           IN WITNESS WHEREOF, I have hereunto signed by name and affixed the seal of the Company.

Dated: ________________	By:__________________________ Name: Title:

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”)

between

COUNTRYWIDE HOME LOANS, INC.
(“Countrywide”)

and

ARTICLE X THORNBURG MORTGAGE HOME LOANS, INC.

(“Purchaser”)

dated as of

September 1, 2005

Conventional
Residential Mortgage Loans

(SERVICING RETAINED)

EXHIBIT C

Reporting Formats

Exhibit: Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.	MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.	MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts	MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_ DATE	The Date The Loan is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.	MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer	MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As:
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation/Plan is Scheduled To End/Close	MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation is Actually Completed	MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.	MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure	MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action	MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.	MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.	MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs($)
EVICTION_START_DATE	The date the Servicer initiates eviction of the borrower.	MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.	MM/DD/YYYY
LIST_PRICE	The price at which an REO propery is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.	MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.	MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.	MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale	MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.	MM/DD/YYYY

Please be advised that failure to comply with ANY or all of the guidelines entailed herein may result in issuance of late reporting fees.
© Copyright Wells Fargo Bank, Corporate Trust Services
Contact us with Reporting Questions: CTSDefaultSRG@WellsFargo.com

APPRAISAL_DATE	The date the appraisal was done.	MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal	2
REPAIRED_PROP_VAL	The amount of the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.	MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed	No commas(,) or dollar signs($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment	MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company	MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer	MM/DD/YYYY
POOL_CLAIM_AMOUNT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_ DATE	Date FHA Part A Claim Was Filed With HUD	MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment	MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_ DATE	Date FHA Part B Claim Was Filed With HUD	MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment	MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin	MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment	MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The mk field should show the current status of the property code as follows:

• • • •	Mortgagor Tenant Unknown Vacant

The Property Condition field should show the last reported condition of the property as follows:

• • • • • • • •	Damaged Excellent Fair Gone Good Poor Special Hazard Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting. Continued

The FNA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description

001 002 003 004 005 006 007 008 009 011 012 013 014 015 016 017 019 022 023 026 027 029 030 031 INC	FNMA-Death of principal mortgagor
FNMA-Illness of principal mortgagor
FNMA-Illness of mortgagor's family member
FNMA-Death of mortgagor's fammily member
FNMA-Marital difficulties
FNMA-Curtailment of income
FNMA-Excessive Obligation
FNMA-Abandonment of property
FNMA-Distant employee transfer
FNMA-Property problem
FNMA-Inability to sell property
FNMA-Inability to rent property
FNMA-Military Service
FNMA-Other
FNMA-Unemployment
FNMA-Business failure
FNMA-Casualty loss
FNMA-Energy environment costs
FNMA-Servicing problems
FNMA-Payment adjustment
FNMA-Payment dispute
FNMA-Transfer of ownership pending
FNMA-Fraud
FNMA-Unable to contact borrower
FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting. Continued

The FNA Delinquent Status Code field should show the Status of Default as follows:

Status Code 09 17 24 26 27 28 29 30 31 32 43 44 49 61 62 63 64 65 66 67	Status Description

Forbearance
Pre-foreclosure Sale Closing Plan Accepted
Government Seizure
Refinance
Assumption
Modification
Charge-Off
Third Party Sale
Probate
Military Indulgence
Foreclosure Started
Deed-in-Lieu Started
Assignment Completed
Second Lien Considerations
Veteran's Affairs-No Bid
Veteran's Affairs-Refund
Veteran's Affairs-Buydown
Chapter 7 Bankruptcy
Chapter 11 Bankruptcy
Chapter 13 Bankruptcy

Exhibit 3: Calculation of Realized Loss/Gain Form 332 - Instruction Sheet

          The numbers on the form correspond with the numbers listed below.

           Liquidation and Acquisition Expenses:

1.	The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.	The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

13.	The total of lines 1 through 12.

          Credits:

14-21.	Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds vertification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

           Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

           Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

WELLS FARGO BANK, N.A.
CALCULATION OF REALIZED LOSS/GAIN

Prepared by: ________________________ Phone: ________________________	Date: ______________________ Email Address: _______________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No. _________________________
Borrower's Name: ________________________________________
Property Address: _______________________________________
Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$__________________	(1)
(2)	Interest accrued at Net Rate	___________________	(2)
(3)	Accrued Servicing Fee	___________________	(3)
(4)	Attorney's Fees	___________________	(4)
(5)	Taxes	___________________	(5)
(6)	Property Maintenance	___________________	(6)
(7)	MI/Hazard Insurance Premiums	___________________	(7)
(8)	Utility Expenses	___________________	(8)
(9)	Appraisal/BPO	___________________	(9)
(10)	Property/Inspections	___________________	(10)
(11)	FC Costs/Other Legal Expenses	___________________	(11)
(12)	Other (itemize)	$__________________	(12)
Cash for Keys _______________	___________________
HOA/Condo Fees _______________	___________________
________________________________________	___________________
________________________________________	___________________
Total Expenses	$__________________	(13)
Credits:
(14)	Escrow Balance	$__________________	(14)
(15)	HIP Refund	___________________	(15)
(16)	Rental Receipts	___________________	(16)
(17)	Hazard Loss Proceeds	___________________	(17)
(18)	Primary Mortgage Insurance Proceeds	___________________	(18)
(19)	Pool Insurance Proceeds	___________________	(19)
(20)	Proceeds from Sale of Acquired Property	___________________	(20)
(21)	Other (itemize)	___________________	(21)
________________________________________	___________________
________________________________________	___________________
Total Credits	$__________________	(22)
Total Realized Loss (or Amount of Gain)	$__________________	(23)

Please be advised that failure to comply with ANY or all of the guidelines entailed herein may result in issuance of late reporting fees.
© Copyright Wells Fargo Bank, Corporate Trust Services
Contact us with Reporting Questions: CTSDefaultSRG@WellsFargo.com

Exhibit 1: Standard File Layout - Scheduled/Scheduled

Column Name	Description	Decimal	Format Comment
LOAN_NBR	Loan Number assigned by investor	Text up to 10 digits
SERVICER LOAN_NBR	Servicer Loan Number	Text up to 10 digits
BORROWER_NAME	Mortgagor name assigned to Note	Max length of 30
SCHED_PMT_AMT	P&I constant	2	No commas(,) or dollar signs ($)
NOTE_INT_RATE	Gross Interest Rate	4	Max length of 6
NET RATE	Gross Interest Rate less the Service Fee Rate	4	Max length of 6
SERV_FEE_RATE	Service Fee Rate	4	Max length of 6
NEW_PAY_AMT	AMR loan's forecasted P&I constant	2	No commas(,) or dollar signs ($)
NEW_LOAN_RATE	ARM loan's forecasted Gross Interest Rate	4	Max length of 6
ARM_INDEX_RATE	ARM loan's index Rate used	4	Max length of 6
ACTL_BEG_BAL	Beginning Actual Balance	2	No commas(,) or dollar signs ($)
NEXT_DUE_DATE	Borrower's next due date	MM/DD/YYYY
CURT_AMT_1	Curtailment Amount	2	No commas(,) or dollar signs ($)
CURT_DATE_1	Due date Curtailment was applied to	MM/DD/YYYY
CURT_ADJ_AMT_1	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)
CURT_AMT_2	Curtailment Amount 2	2	No commas(,) or dollar signs ($)
CURT_DATE_2	Due date Curtailment was applied to	MM/DD/YYYY
CURT_ADJ_AMT2	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)
CURT_AMT_3	Curtailment Amount 3	2	No commas(,) or dollar signs ($)
CURT_DATE_3	Due date Curtailment was applied to	MM/DD/YYYY
CURT_ADJ_AMT3	Curtailment Interest, if applicable	2	No commas(,) or dollar signs ($)
SCHED_BEG_BAL	Beginning Scheduled Balance	2	No commas(,) or dollar signs ($)
SCHED_END_BAL	Ending Scheduled Balance	2	No commas(,) or dollar signs ($)
SCHED_PRIN_AMT	Scheduled Principal portion of P&I	2	No commas(,) or dollar signs ($)
SCHED_NET_INT	Scheduled Net Interest (less Service Fee) portion of P&I	2	No commas(,) or dollar signs ($)
LIQ_AMT	Liquidation Principal Amt to bring balance to zero	2	No commas(,) or dollar signs ($)
PIF_DATE	Liquidation Date	MM/DD/YYYY
ACTION_CODE	Either 60 for liquidation or 65 for Repurchase	Max length of 2
PRIN_ADJ_AMT	Principal Adjustments made to loan, if applicable	2	No commas(,) or dollar signs ($)
INT_ADJ_AMT	Interest Adjustment made to loan, if applicable	2	No commas(,) or dollar signs ($)
PREPAYMENT PENALTY AMT	Prepayment penalty amount, if applicable	2	No commas(,) or dollar amounts ($)
SOILDER_SALEOR ADJ AMT	Soldier and Sailor Adjustment amount, if applicable	2	No commas(,) or dollar signs ($)
NON ADV LOAN AMT	Non Recoverable Loan Amount, if applicable	2	No commas(,) or dollar signs ($)

EXHIBIT C

Reporting Formats

SCHEDULE I

Mortgage Loan Schedule

(delivered to the Trustee in electronic format)